                                                                       EXHIBIT 4


                                                                  EXECUTION COPY


                            364-DAY CREDIT AGREEMENT


                           Dated as of October 9, 2003


                                      Among


                        R.R. DONNELLEY & SONS COMPANY as
                                    Borrower,


                             THE BANKS NAMED HEREIN
                                    as Banks,


                                  BANK ONE, NA
                            as Administrative Agent,


                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              as Syndication Agent,


                           THE NORTHERN TRUST COMPANY
                             as Documentation Agent,


                                       and

                              JP MORGAN CHASE BANK
                                as Managing Agent


                         BANC ONE CAPITAL MARKETS, INC.
                          WACHOVIA CAPITAL MARKETS, LLC
                   as Co-Lead Arrangers and Joint Book Runners

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I           DEFINITIONS AND ACCOUNTING TERMS ....................      1
     SECTION 1.01   Certain Defined Terms ...............................      1
     SECTION 1.02   Computation of Time Periods .........................     12
     SECTION 1.03   Accounting Terms; Modifications due to
                    Implementation of Euro ..............................     12

ARTICLE II          AMOUNTS AND TERMS OF THE ADVANCES ...................     13
     SECTION 2.01   The Committed Advances ..............................     13
     SECTION 2.02   Making the Committed Advances .......................     13
     SECTION 2.03   The Uncommitted Advances ............................     17
     SECTION 2.04   Facility Fee and Utilization Fee ....................     21
     SECTION 2.05   Reduction and Termination of the Commitments ........     22
     SECTION 2.06   Payment; Conversion and Continuation ................     22
     SECTION 2.07   Interest on Committed Advances ......................     23
     SECTION 2.08   Additional Interest on Eurocurrency Rate Advances ...     24
     SECTION 2.09   Interest Rate Determination. ........................     24
     SECTION 2.10   Prepayments .........................................     24
     SECTION 2.11   Funding Indemnification .............................     25
     SECTION 2.12   Increased Costs and Reduced Return ..................     25
     SECTION 2.13   Illegality ..........................................     26
     SECTION 2.14   Payments and Computations ...........................     27
     SECTION 2.15   Sharing of Payments, Etc ............................     28
     SECTION 2.16   Currency Equivalents ................................     29
     SECTION 2.17   Borrowing Subsidiaries ..............................     29
     SECTION 2.18   Taxes ...............................................     30
     SECTION 2.19   Defaulting Banks ....................................     32
     SECTION 2.20   Mitigation ..........................................     34
     SECTION 2.21   European Economic and Monetary Union ................     34
     SECTION 2.22   Extension of Termination Date .......................     34
     SECTION 2.23   Increase of Aggregate Commitments ...................     35

ARTICLE III         CONDITIONS PRECEDENT ................................     37
     SECTION 3.01   Conditions Precedent to Effectiveness of
                    Sections 2.01 and 2.03 ..............................     37
     SECTION 3.02   Conditions Precedent to Initial Advance to Each
                    Borrowing Subsidiary ................................     38
     SECTION 3.03   Conditions Precedent to Each Committed Borrowing ....     39
     SECTION 3.04   Conditions Precedent to Each Uncommitted Borrowing ..     39

ARTICLE IV          REPRESENTATIONS AND WARRANTIES ......................     40
     SECTION 4.01   Representations and Warranties of the Company .......     40

ARTICLE V           COVENANTS OF THE COMPANY ............................     42
     SECTION 5.01   Compliance with Laws, Etc ...........................     42
     SECTION 5.02   Interest Coverage Ratio .............................     42
     SECTION 5.03   Reporting Requirements ..............................     42
     SECTION 5.04   Use of Proceeds .....................................     43

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
     SECTION 5.05   Limitation on Liens, Etc ............................     44
     SECTION 5.06   Merger; Sale of Assets ..............................     45
     SECTION 5.07   Books and Records; Inspection .......................     45
     SECTION 5.08   Corporate Existence .................................     46
     SECTION 5.09   Conduct of Business .................................     46
     SECTION 5.10   Payment of Taxes ....................................     46

ARTICLE VI          EVENTS OF DEFAULT ...................................     46
     SECTION 6.01   Events of Default ...................................     46

ARTICLE VII         GUARANTEE ...........................................     48
     SECTION 7.01   Unconditional Guarantee .............................     48
     SECTION 7.02   Validity ............................................     49
     SECTION 7.03   Waivers .............................................     49
     SECTION 7.04   Subrogation .........................................     49
     SECTION 7.05   Acceleration ........................................     49
     SECTION 7.06   Reinstatement .......................................     49
     SECTION 7.07   Continuing Guaranty; Assignments ....................     50

ARTICLE VIII        ADMINISTRATIVE AGENT; SYNDICATION AGENT;
                    DOCUMENTATION AGENT; CO-AGENTS ......................     50
     SECTION 8.01   Authorization and Action ............................     50
     SECTION 8.02   Administrative Agent's Reliance, Etc ................     51
     SECTION 8.03   The Administrative Agent and Affiliates .............     51
     SECTION 8.04   Bank Credit Decision; Notice of Default .............     52
     SECTION 8.05   Indemnification .....................................     52
     SECTION 8.06   Successor Administrative Agent ......................     52
     SECTION 8.07   Syndication Agent; Documentation Agent;
                    Managing Agent ......................................     53

ARTICLE IX          BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS ...     53
     SECTION 9.01   Successors and Assigns ..............................     53
     SECTION 9.02   Participations. .....................................     54
     SECTION 9.03   Assignments. ........................................     55
     SECTION 9.04   Dissemination of Information ........................     56
     SECTION 9.05   Tax Treatment .......................................     56

ARTICLE X           MISCELLANEOUS .......................................     56
     SECTION 10.01  Amendments, Etc .....................................     56
     SECTION 10.02  Notices, Etc ........................................     57
     SECTION 10.03  No Waiver; Remedies .................................     57
     SECTION 10.04  Costs and Expenses ..................................     58
     SECTION 10.05  Right of Set-off ....................................     58
     SECTION 10.06  Binding Effect ......................................     58
     SECTION 10.07  Governing Law .......................................     59

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
     SECTION 10.08  Execution in Counterparts ...........................     59
     SECTION 10.09  Confidentiality .....................................     59
     SECTION 10.10  Non-Reliance by the Banks ...........................     59
     SECTION 10.11  No Indirect Security ................................     59
     SECTION 10.12  Indemnification .....................................     60
     SECTION 10.13  Partial Invalidity ..................................     60
     SECTION 10.14  WAIVER OF JURY TRIAL ................................     60
     SECTION 10.15  Jurisdiction, Etc ...................................     61
     SECTION 10.16  Nonliability of Banks ...............................     61
     SECTION 10.17  Governmental Regulation .............................     61
     SECTION 10.18  USA Patriot Act Notification ........................     61

                                    SCHEDULES

SCHEDULE I      --       Banks
SCHEDULE II     --       Pricing Schedule
SCHEDULE III    --       Litigation


                                    EXHIBITS

EXHIBIT A       --       Form of Assignment and Assumption Agreement
EXHIBIT B       --       Form of Assumption Letter
EXHIBIT C-1     --       Form of Committed Note
EXHIBIT C-2     --       Form of Uncommitted Note
EXHIBIT D-1     --       Form of Notice of Committed Borrowing
EXHIBIT D-2     --       Form of Notice of Uncommitted Borrowing
EXHIBIT E       --       Form of Notice of Continuation/Conversion
EXHIBIT F       --       Form of Commitment Increase Consent
EXHIBIT G       --       Form of Opinion of Counsel to the Company
EXHIBIT H       --       Form of Opinion of Counsel to Borrowing Subsidiary

                            364-DAY CREDIT AGREEMENT

                           Dated as of October 9, 2003

         R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (the "Company"), the banks listed on the signature pages hereof, and BANK ONE, NA, as Administrative Agent (as hereinafter defined), agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acceptance Deadline" has the meaning specified in Section
2.03(a)(iii).

         "Administrative Agent" means Bank One, in its capacity as the contractual representative for all of the Banks for purposes of this Agreement, as designated and appointed in accordance with Article VIII, and any successor thereto as provided herein.

         "Advance" means a Committed Advance or an Uncommitted Advance.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

         "Agreement" shall mean this 364-Day Credit Agreement, as the same may be amended, modified, supplemented or restated from time to time.

         "Alternative Currency" means Sterling, Yen and any other currency (other than Dollars) (i) which is readily available, freely transferable and convertible into Dollars in the international currency and exchange markets,
(ii) in which deposits are customarily offered to banks in the London interbank market and (iii) as to which an equivalent amount in Dollars may be readily calculated, including the Euro.

         "Applicable Facility Fee Rate" means the percentage rate per annum which is applicable with respect to the Facility Fee as set forth on the Pricing Schedule.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance, and such Bank's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of an Uncommitted Advance, the office of such Bank notified by such Bank to the Administrative Agent as its Applicable Lending Office with respect to such Uncommitted Advance.

         "Applicable Margin" means, with respect to Committed Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Applicable Utilization Fee Rate" means, at any particular time, the percentage rate per annum which is applicable at such time with respect to the Utilization Fee as set forth on the Pricing Schedule.

         "Arrangers" means Banc One Capital Markets, Inc. and Wachovia Capital Markets, LLC.

         "Assumption Letter" means a letter of a Subsidiary of the Company addressed to the Banks in substantially the form of Exhibit B hereto pursuant to which such Subsidiary agrees to become a "Borrowing Subsidiary" and agrees to be bound by the terms and conditions hereof.

         "Available Commitment" has the meaning specified in Section 2.01.

         "Bank One" means Bank One, NA, a national banking association having its headquarters in Chicago, Illinois, in its individual capacity, and its successors.

         "Banks" means the banks listed on Schedule I hereto and each Person that becomes a party hereto pursuant to Section 9.03.

         "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

         (a) the prime rate of interest announced by Bank One or its parent from time to time (which is not necessarily the lowest rate of interest charged to any customer), changing when and as said prime rate changes; and

         (b) 1/2 of 1% per annum above the Federal Funds Rate.

         "Base Rate Advance" means a Committed Advance which bears interest at a rate based upon the Base Rate, as provided in Section 2.07(a).

         "Borrower" means the Company or any Borrowing Subsidiary.

         "Borrowing" means a Committed Borrowing or an Uncommitted Borrowing.

         "Borrowing Subsidiary" means any Subsidiary of the Company duly designated by the Company pursuant to Section 2.17 hereof to make Borrowings hereunder, which Subsidiary shall have delivered an Assumption Letter to the Administrative Agent in accordance with Section 2.17.

         "Business Day" means a day of the year (other than a Saturday or Sunday) on which banks are not required or authorized by law to close in New York City and Chicago and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market (and, if such Eurocurrency Rate Advances are denominated in the Euro, a day upon which such clearing system as is determined by the Administrative Agent to be suitable for clearing or settlement of the Euro is open for business).

         "Commission" means the Securities and Exchange Commission or any federal body succeeding to its functions.

         "Commitment" has the meaning specified in Section 2.01.

         "Committed Advance" means an advance by a Bank to a Borrower as part of a Committed Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance, each of which shall be a "Type" of Committed Advance.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Advances of the same Type made by each of the Banks to a Borrower pursuant to Section 2.01.

         "Committed Note" means a promissory note, in substantially the form of Exhibit C-1 hereto, duly executed by the Company or a Borrowing Subsidiary and payable to the order of a Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Consolidated EBIT" means, for any period, on a consolidated basis for the Company and its Consolidated Subsidiaries, the sum of the amounts for such period of (a) Consolidated Net Income (excluding non-recurring or extraordinary gains, losses, expenses and charges but including cash charges and payments during such period related to extraordinary or non-recurring gains, losses, charges and expenses), plus (b) charges against income for foreign, federal, state and local taxes, plus (c) Consolidated Interest Expense plus (or minus)
(d) pre tax income (or loss) from discontinued operations.

         "Consolidated Interest Expense" means, for any period, (a) the sum of total interest expense of the Company and its Consolidated Subsidiaries, whether paid or accrued, as determined in accordance with GAAP, plus (b) without double counting, the consolidated interest, fees, yield or discount accrued during such period on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Company and its Consolidated Subsidiaries in connection with Securitization Transactions (regardless of the accounting treatment of such Securitization Transactions).

         "Consolidated Net Income" means, for any period, the consolidated net earnings (or loss) after taxes of the Company and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

         "Consolidated Subsidiary" means at any date any Subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements at such date in accordance with GAAP; provided, that for purposes of Sections 5.02 and 5.03, "Consolidated Subsidiary" shall mean any subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements at such date in accordance with GAAP.

         "Consolidated Tangible Net Worth" means, as of any date, an amount equal to the sum of (i) the par or stated value of the outstanding shares of all classes of capital stock of the Company,

(ii) paid-in capital and capital surplus of the Company and (iii) retained earnings of the Company, as each of which would appear on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared as of the last day of the most recently completed fiscal quarter in accordance with GAAP, less the aggregate net amount of (i) all assets so appearing which in accordance with GAAP are deemed intangible, such intangible assets to specifically include, but not be limited to, licenses, copyrights, trademarks, tradenames, patents and goodwill, and (ii) any write-up in the book value of assets made after December 31, 1997, other than any such write-up to an appraised fair market value in accordance with the purchase accounting requirements of GAAP.

         "Continuation Notice" has the meaning specified in Section 2.22.

         "Continuing Bank" has the meaning specified in Section 2.22.

         "Debt" means (but without duplication of any item) (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i),
(ii) or (iii) above.

         "Defaulted Advance" means, with respect to any Bank at any time, the amount of any Advance required to be made by such Bank to the Borrower pursuant to Section 2.01 or Section 2.03(a) at or prior to such time that has not been so made as of such time; provided, however, that any Advance made by the Administrative Agent for the account of such Bank pursuant to Section 2.02(e) shall not be considered a Defaulted Advance even if, at such time, such Bank shall not have reimbursed the Administrative Agent therefor as provided in
Section 2.02(e). If part of a Defaulted Advance shall be deemed made pursuant to
Section 2.19(a), the remaining part of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to
Section 2.01 or Section 2.03(a) on the same date as the Defaulted Advance so deemed made in part.

         "Defaulted Amount" means, with respect to any Bank at any time, any amount required to be paid by such Bank to the Administrative Agent or any other Bank hereunder at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Bank to (a) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Bank, (b) any other Bank pursuant to Section 2.15 to purchase any participation in Advances owing to such other Bank and (c) the Administrative Agent pursuant to Section 8.05 to reimburse the Administrative Agent for such Bank's ratable share of any amount required to be paid by the Banks to the Administrative Agent as provided therein. If part of a Defaulted Amount shall be deemed paid pursuant to Section 2.19(b), the remaining part of such Defaulted Amount shall be considered a Defaulted Amount originally required to be made hereunder on the same date as the Defaulted Amount so deemed paid in part.

         "Defaulting Bank" means, at any time, any Bank that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take or be the subject of any action or proceeding of a type described in Section 6.01(f).

         "Dollar Amount" means, for any date of determination:

         (a) with respect to any amount denominated in Dollars, such amount;

         and

         (b) with respect to an amount denominated in any Alternative Currency, the amount of Dollars into which the Administrative Agent could, in accordance with its practice from time to time in the London interbank foreign exchange market, convert such amount of Alternative Currency at its spot rate of exchange applicable to the relevant transaction at or about 11:00 a.m., London time, on the date of such determination, for the delivery of Dollars two Business Days thereafter. For purposes of this Agreement, the Dollar Amount of any amount received by a Bank hereunder shall be determined as of the date of such receipt.

         "Dollars" and the sign "$" each means the lawful currency of the United States.

         "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the assignment agreement pursuant to which it became a Bank, as the case may be, or such other office of such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.

         "Effective Date" has the meaning specified in Section 3.01.

         "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial interpretation relating to the environment, health, safety or Hazardous Materials.

         "Environmental Permit" means any permit, approval, indemnification number, license or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, as determined under Section 414 of the Internal Revenue Code.

         "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the failure by the Company or any of its ERISA Affiliates to make a payment to a Plan if the conditions for the imposition of a lien under Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of trustee to administer, a Plan.

         "Euro" and/or "EUR" means the euro referred to in Council Regulation
(EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "Eurocurrency Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the assignment agreement pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurocurrency Rate" means, with respect to any Eurocurrency Rate Advance for any specified Interest Period or for the term of any Uncommitted Advance with respect to which interest is calculated by reference to the Eurocurrency Rate, the applicable British Bankers' Association LIBOR rate for deposits in Dollars or the applicable Alternative Currency of such Eurocurrency Rate Advance as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in Dollars or the applicable Alternative Currency of such Eurocurrency Rate Advance with first-class banks in the London interbank market at approximately 11:00 a.m.

(London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurocurrency Rate Advance or, in the case of an Uncommitted Advance, the amount of the Uncommitted Advance requested by a Borrower, and having a maturity equal to such Interest Period.

         "Eurocurrency Rate Advance" means a Committed Advance which bears interest at a rate based upon the Eurocurrency Rate, as provided in Section 2.07(c).

         "Eurocurrency Rate Reserve Percentage" of any Bank for any Interest Period for a Eurocurrency Rate Advance means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor), or, in the case of Committed Advances in Alternative Currencies, any similar authority outside the United States, for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances of such currency is determined) having a term equal to such Interest Period.

         "Eurocurrency Rate Uncommitted Borrowing" means an Uncommitted Borrowing comprised of Uncommitted Advances denominated in Dollars, bearing interest based upon the Eurocurrency Rate.

         "Events of Default" has the meaning specified in Section 6.01.

         "Extension Request" has the meaning specified in Section 2.22.

         "Facility Fee" has the meaning specified in Section 2.04.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fixed Rate Uncommitted Borrowing" means an Uncommitted Borrowing consisting of Uncommitted Advances bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the respective Banks making such Uncommitted Advances pursuant to the procedure described in Section 2.03.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" has the meaning specified in Section 1.03.

         "Hazardous Materials" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial interpretation.

         "Insurance Policy Debt" means Debt of the Company or any of its Subsidiaries under policies of life insurance now or hereafter owned by the Company or any of its Subsidiaries under which policies the sole recourse for such borrowing is against such policies.

         "Interest Coverage Ratio" means the ratio, determined on a consolidated basis for the Company and its Consolidated Subsidiaries in accordance with GAAP as of the end of any fiscal quarter, of Consolidated EBIT to Consolidated Interest Expense, in each case determined as of the last day of such fiscal quarter for the four-quarter period then ended.

         "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Committed Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of any conversion or continuation thereof, and ending on the last day of the period selected by a Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as a Borrower may select, upon notice received by the Administrative Agent pursuant to Section 2.02 or 2.06; provided, however, that

                  (i) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Committed Borrowing shall be of the same duration;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (iii) whenever the first day of any Interest Period occurs on a day in an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                  (iv) no Interest Period may terminate later than the Termination Date (or, if the Company has made the Term Loan Election, the Maturity Date).

         "Lien" means, with respect to any asset, any security interest, mortgage, pledge, lien, claim, charge or encumbrance of any kind in respect of such asset.

         "Majority Banks" means at any time Banks holding more than 50% of the then aggregate unpaid principal amount of the Committed Advances held by the Banks, or, if no such principal amount is then outstanding, Banks having more than 50% of the Commitments.

         "Margin Stock" has the meaning specified in Regulation U issued by the Board of Governors of the Federal Reserve System.

         "Material Adverse Effect" means a material adverse effect on (i) the business, financial condition, operations, properties or performance of the Company and its Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of this Agreement or the Notes or (iii) the ability of the Company to perform its obligations under this Agreement and the Notes.

         "Material Subsidiary" means a Subsidiary of the Company which, at the time of determination, (i) shall own assets comprising in excess of 10% of all of the assets of the Company and its consolidated Subsidiaries on a consolidated basis, or (ii) has operating income for the four fiscal quarters most recently ended in excess of 10% of the operating income of the Company and its consolidated Subsidiaries on a consolidated basis; provided, that solely with respect to Article V, in no event shall an SPV be deemed to be a Material Subsidiary.

         "Maturity Date" means the earlier of (a) the first anniversary of the Termination Date and (b) the date on which all amounts payable hereunder have become due and payable pursuant to Section 6.01.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its ERISA Affiliates and at least one Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or any of its ERISA Affiliates could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "National Currency Unit" means the unit of currency (other than a Euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

         "Non-Extending Bank" has the meaning specified in Section 2.22.

         "Note" means a Committed Note or an Uncommitted Note.

         "Notice of Committed Borrowing" has the meaning specified in Section 2.02(a).

         "Notice of Conversion or Continuation" has the meaning specified in
Section 2.06(b).

         "Notice of Uncommitted Borrowing" has the meaning specified in Section 2.03(a).

         "Participants" has the meaning specified in Section 9.02.1.

         "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Pricing Schedule" means the Schedule attached hereto as such.

         "Pro Rata Share" means, at any time with respect to any Bank, the ratio (expressed as a percentage) that such Bank's Commitment bears to the aggregate Commitments of all Banks at such time or, at any time after the Commitments have been terminated, the ratio (expressed as a percentage) that such Bank's outstanding Committed Advances bears to the aggregate outstanding Committed Advances of all Banks at such time.

         "Public Debt Rating" means, on any date, the rating that has been most recently announced by S&P or Moody's, as the case may be, for any class of long-term senior non-credit-enhanced unsecured debt issued by the Company, changing when and as the applicable rating agency publicly announces a change in its Public Debt Rating.

         "Purchasers" has the meaning specified in Section 9.03.1.

         "Quote Deadline" has the meaning specified in Section 2.03(a)(ii).

         "Receivables" means a payment owing to a Person (whether constituting an account, chattel paper, document, instrument or general intangible) arising from the provision of merchandise, goods or services by such Person, including the right to payment of any interest or finance charges and other obligations owing to such Person with respect thereto.

         "Register" has the meaning specified in Section 9.03.4.

         "Related Security" means with respect to any Receivable: (a) all security interests or liens and property subject thereto from time to time securing or purporting to secure the payment of such Receivable by the Person obligated thereon, (b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable,
(c) all right, title and interest of the Company or any Material Subsidiary or any SPV in and to any goods (including returned, repossessed or foreclosed goods) the sale of which gave rise to such Receivable; provided, that Related Security will not include returned goods only to the extent that all amounts required to be paid pursuant to Securitization Transactions in respect of such goods have been paid, (d) all collections with respect to any of the foregoing,
(e) all records with respect to any of the foregoing, and (f) all proceeds of such Receivable or with respect to any of the foregoing.

         "Replacement Bank" has the meaning specified in Section 2.22(b).

         "Request Deadline" has the meaning specified in Section 2.03(a)(i).

     "Responsible Officer" means the Executive Vice President and Chief Financial Officer of the Company, the Vice President and Treasurer of the Company, or any other officer of the Company or any other Borrower responsible for overseeing or reviewing compliance with this Agreement or any Note.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

     "Securitization Transactions" means one or more transactions involving the securitization by the Company or any of its Subsidiaries of Receivables and Related Security, including, without limitation, as a result of the sale or granting of a Lien in such Receivables and Related Security to an SPV or another Person and the contribution of Receivables and Related Security to an SPV; provided, that the amount of the obligations incurred under all such transactions by all such Persons that would be characterized as principal if structured as a secured lending transaction rather than as a purchase does not exceed $350,000,000 in the aggregate at any one time outstanding.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its ERISA Affiliates and no Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "SPV" means a Subsidiary of the Company created for the sole purpose of purchasing Receivables from the Company or any of its Subsidiaries as part of a Securitization Transaction.

     "Sterling" means the lawful currency of the United Kingdom.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests having (a) ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (b) having the ability to direct the management of such corporation, partnership, limited liability company, association or other business entity, are at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Termination Date" means the earlier of (i) October 7, 2004 (or such later date as is established pursuant to Section 2.22(d)) or (ii) the date the Commitments are terminated in whole pursuant to Section 2.05 or 6.01.

     "Term Loan Election" has the meaning specified in Section 2.06.

     "Transferee" has the meaning specified in Section 9.04.

     "Uncommitted Advance" means an advance by a Bank to a Borrower as part of an Uncommitted Borrowing resulting from the auction bidding procedure described in Section 2.03.

     "Uncommitted Borrowing" means a borrowing consisting of simultaneous Uncommitted Advances from each of the Banks whose offer to make one or more Uncommitted Advances as part of such borrowing has been accepted by a Borrower under the auction bidding procedure described in Section 2.03.

     "Uncommitted Borrowing Margin" means, with respect to any Eurocurrency Rate specified by a Borrower in a Notice of Uncommitted Borrowing and any offer made by a Bank in response to such Notice of Uncommitted Borrowing, the margin (expressed as a percentage rate per annum) to be added to or subtracted from such Eurocurrency Rate in order to determine the interest rate per annum at which such Bank is willing to, and offers to, make an Uncommitted Advance to such Borrower as part of a Eurocurrency Rate Uncommitted Borrowing.

     "Uncommitted Note" means a promissory note, in substantially the form of Exhibit C-2 hereto, duly executed by the Company or a Borrowing Subsidiary and evidencing an Uncommitted Advance made by such Bank, including any amendment, modification, renewal or replacement of such promissory note.

     "USA Patriot Act" has the meaning specified in Section 10.18.

     "Utilization Fee" has the meaning specified in Section 2.04.

     "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

     "Yen" means the lawful currency of Japan.

     SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     SECTION 1.03 Accounting Terms; Modifications due to Implementation of Euro.
(a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements then most recently delivered by the Company to the Banks in accordance with Section 5.03 ("GAAP"); provided, however, that, if any changes in accounting principles from those used in the preparation of the consolidated financial statements of the Company and its Subsidiaries for the fiscal year of the Company ended December 31, 2002 (as delivered to the Banks pursuant to Section 4.01(e)) occur by reason of the promulgation of rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such changes would affect (or would result in a change in the method of calculation of) the covenant set forth in Section 5.02, or any of the defined terms related thereto contained in Section 1.01, then upon the request of any party hereto, the Company, the Administrative Agent and the Banks shall enter into negotiations in good faith, if and to the extent necessary, to amend such covenant or such terms as would be affected by such changes in GAAP, in accordance with Section 10.01, in such manner as would maintain the economic terms of such covenant as in effect under this Agreement, prior to giving effect to the occurrence of any such changes; and provided further, however, that until the amendment of the covenant and the defined terms referred to in the immediately preceding proviso becomes effective, such covenant and defined terms shall be performed, observed and determined, and any determination of compliance with such covenant shall be made, as though no such changes in accounting principles had been made and the Company shall deliver to the Banks, in addition to the consolidated financial statements otherwise required to be delivered to the Banks under Sections 5.03(a) or 5.03(b) during such period, a statement of reconciliation conforming such consolidated financial statements to GAAP prior to such changes.

          (b) If the Administrative Agent determines that modifications to this Agreement are necessary as a result of the commencement of the third stage of European Economic and Monetary Union, then the Company, the Administrative Agent and the Banks shall enter into negotiations in good faith to amend this Agreement in such manner as to put the parties in the same position as if the Euro Implementation Date had not occurred. No such modifications shall become effective until this Agreement has been amended in accordance with Section 10.01 to incorporate such modifications.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01 The Committed Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Committed Advances to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount with respect to all Borrowers not to exceed at any time outstanding an amount (such Bank's "Available Commitment") equal to (i) the amount set forth opposite such Bank's name on Schedule I hereto or, if such Bank has entered into any assignment agreement, set forth for such Bank in the Register, as such amount may be reduced pursuant to Section 2.05 (such Bank's "Commitment") minus (ii) such Bank's Pro Rata Share of the aggregate amount of the Uncommitted Advances then outstanding. Each Committed Borrowing shall be in an aggregate amount of not less than $20,000,000 or an integral multiple of $1,000,000 in excess thereof or, if the requested currency for such Committed Advance is not Dollars, an equivalent amount (determined in accordance with Section 2.16) and multiple in the requested Alternative Currency, and, subject to Section 2.02, shall consist of Committed Advances of the same Type made on the same day to the same Borrower by the Banks ratably according to their respective Commitments in the currency so requested. Within the limits of each Bank's Available Commitment, a Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10, and reborrow under this Section 2.01.

     SECTION 2.02 Making the Committed Advances. (a) Each Committed Borrowing shall be made on notice by the Company (or, if such Borrower is a Borrowing Subsidiary, by the Company on behalf of such Borrowing Subsidiary) to the Administrative Agent (which shall give each Bank prompt notice thereof by telecopy), given not later than 10:00 A.M. (Chicago time) on (i) the date of a proposed Committed Borrowing comprised of Base Rate Advances, (ii) the third Business Day prior to the date of a proposed Committed Borrowing comprised of Eurocurrency Rate Advances to be denominated in Dollars, and (iii) the fourth Business Day prior to the date of a proposed Committed Borrowing comprised of Eurocurrency Rate Advances to be denominated in an Alternative Currency. Each such notice of a Committed

Borrowing (a "Notice of Committed Borrowing") shall be by telecopy confirmed immediately in writing, in substantially the form of Exhibit D-1 hereto, specifying therein the requested (i) date of such Committed Borrowing, (ii) Type of Committed Advances comprising such Committed Borrowing, which, in the case of a Committed Borrowing denominated in an Alternative Currency, shall be Eurocurrency Rate Advances, (iii) currency for such Committed Borrowing, which shall be in Dollars or an Alternative Currency, (iv) aggregate amount of such Committed Borrowing, (v) in the case of a Committed Borrowing consisting of Eurocurrency Advances, the initial Interest Period for each Committed Advance comprising such Committed Borrowing, and (vi) whether such Committed Borrowing is to be made by the Company or by a specified Borrowing Subsidiary. The Administrative Agent shall, promptly after such time as the Company or such Borrower may no longer revoke the Notice of Committed Borrowing without any liability to the Company or such Subsidiary, notify each Bank and the Company or such Borrower of the applicable interest rate under Section 2.07(a) or (b). Each Bank shall, before 12:00 P.M. (Chicago time) on the date of such Committed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Domestic Lending Office of the Bank then acting as Administrative Agent, in federal or otherwise immediately available funds, such Bank's Pro Rata Share of such Committed Borrowing. After the Administrative Agent receives such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid address.

          (b) Anything in subsection (a) above to the contrary notwithstanding:

          (i) If with respect to a request for a Committed Borrowing of an Alternative Currency other than Sterling, Euros or Yen, any Bank shall, prior to 10:00 A.M. (Chicago time) on the second Business Day before the requested date of such Committed Borrowing, notify the Administrative Agent that the requested Alternative Currency is not practically available to such Bank in the amount required to make its Committed Advance in connection therewith; or

          (ii) If any Bank shall, prior to making any requested Committed Borrowing consisting of Eurocurrency Rate Advances in an Alternative Currency, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurocurrency Lending Office or any other Applicable Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in such currency or to fund or maintain Eurocurrency Rate Advances in such currency hereunder; or

          (iii) If the Majority Banks shall, prior to making any requested Committed Borrowing of an Alternative Currency other than Sterling, Yen or the Euro, notify the Administrative Agent or the Administrative Agent shall reasonably determine that currency control or other exchange regulations are imposed in the country in which such currency is issued which result in the introduction of different types of such currency or that there is a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would make it impracticable for such Advance to be denominated in the Alternative Currency;

then, upon receipt of such notice, the Administrative Agent shall so notify the Company and the applicable Borrower (if other than the Company) and the Company or such Borrower may, without incurring an obligation to indemnify for losses, costs or expenses under Section 2.02(d), by notice to the Administrative Agent (which shall promptly notify each Bank), either

               (x) withdraw the applicable Notice of Committed Borrowing, in which case the Committed Borrowing shall not occur;

               (y) request that such Committed Borrowing be made by the Banks in Dollars as a Committed Borrowing comprised of either Eurocurrency Rate Advances or Base Rate Advances, in which case the original Notice of Committed Borrowing shall be deemed to be a Notice of Committed Borrowing which requests a Committed Borrowing in an aggregate principal amount in Dollars equivalent, on the date the Company or such Borrower so notifies the Administrative Agent, to the amount of the originally requested currency for such Type of Committed Advances (determined in accordance with Section 2.16); provided that such request may not be made by the Company or such Borrower if the requested Type of Committed Advances is Eurocurrency Rate Advances and the request by the Company or such Borrower is not given to the Administrative Agent prior to 2:00 P.M. (London time) on the second Business Day before the requested date of such Committed Borrowing; or

               (z)  only in the case of a Bank giving a notice described in
     Section 2.02(b)(ii) above, request that such Committed Borrowing be made by the Banks (other than the notifying Bank) and that no Committed Advance be made by the notifying Bank in connection with such Committed Borrowing.

In the case of any notice given under clause (y) above, the Company or such Borrower shall specify in such notice the amount and type of Committed Advance to be made by each Bank in connection therewith. Any notice under this subsection (b) shall be given no later than 2:00 P.M. (London time) two Business Days before the date of the requested Committed Borrowing, may be given by telephone and, if by telephone, shall be confirmed promptly in writing. If neither the Company nor the applicable Borrower shall provide a timely notice as contemplated in clause (x), (y) or (z) above in response to a notice by any Bank under clause (i) or (ii) above, the applicable Notice of Committed Borrowing shall be deemed withdrawn.

          (c) Anything in subsection (a) above to the contrary notwithstanding, if the Majority Banks shall, no later than 5:00 P.M. (Chicago time) three Business Days before the date of any requested Committed Borrowing, continuation or conversion consisting of Eurocurrency Rate Advances, or any continuation thereof or conversion thereto, notify the Administrative Agent that the Eurocurrency Rate for any Interest Period for such Eurocurrency Rate Advances, plus additional interest, if any, payable under Section 2.08, will not adequately reflect the cost to such Majority Banks of making, funding, converting to or continuing their respective Eurocurrency Rate Advances for such Committed Borrowing for such Interest Period, then the Administrative Agent shall promptly notify the Company, the applicable Borrower (if other than the Company) and the Banks of such circumstances and upon receipt of such notice, the Company or such Borrower may, without incurring an obligation to indemnify for losses, costs or expenses under Section 2.02(d), by notice to the Administrative Agent (which shall promptly notify each Bank), either:

               (i) withdraw the applicable Notice of Committed Borrowing, in which case the Committed Borrowing shall not occur;

               (ii) withdraw the applicable Notice of Conversion or Continuation, in which case the conversion or continuation of such Committed Borrowing shall not occur; or

               (iii) request that such Committed Borrowing, continuation or conversion be made by the Banks in Dollars as a Committed Borrowing, continuation or conversion, in which case the original Notice of Committed Borrowing, or Notice of Conversion or Continuation shall be deemed to be a Notice of Committed Borrowing, or Notice of Conversion or Continuation which requests a Committed Borrowing, continuation or conversion in an aggregate principal amount in Dollars equivalent, on the date the Company or such Borrower so notifies the Administrative Agent, to the amount of the originally-requested currency for such Committed Advances; provided that such request may not be made by the Company or such Borrower if the request by the Company or such Borrower is not given to the Administrative Agent prior to 2:00 P.M. (London time) on the second Business Day before the requested date of such Committed Borrowing, continuation or conversion.

In the case of any notice given under clause (iii) above, the Company or such Borrower shall specify in such notice the amount and Type of Committed Advances to be made, continued or converted by the Banks in connection therewith. Any notice under this subsection (c) shall be given no later than 2:00 P.M. (London time) two Business Days before the date of the requested Committed Borrowing, may be given by telephone, and, if by telephone, shall be confirmed promptly in writing. From and after the date the Administrative Agent receives the notice described in Section 2.02(c), the Banks' obligation to make Eurocurrency Advances for any affected Interest Period shall be suspended until the Majority Banks notify the Administrative Agent that the circumstances giving rise to such notice no longer exist. If neither the Company nor the applicable Borrower shall provide a timely notice as contemplated in clauses (i), (ii) or (iii) above with respect to a Notice of Committed Borrowing, the applicable Notice of Committed Borrowing shall be deemed withdrawn. If neither the Company nor the applicable Borrower shall provide timely a notice as contemplated in clauses (i), (ii) or
(iii) above with respect to a Notice of Continuation or Conversion, the Company or such applicable Borrower shall be deemed to have made the request described in clause (iii).

          (d) Each Notice of Committed Borrowing and Notice of Conversion or Continuation may be revoked by the Company or, if other than the Company, the applicable Borrower, by notice to the Administrative Agent without any liability on the part of the Company or such Borrower at any time prior to (i) 10:00 A.M. (Chicago time) on the date of a proposed Committed Borrowing, continuation or conversion comprised of Base Rate Advances, (ii) 11:00 A.M. (London time) on the second Business Day prior to the date of a proposed Committed Borrowing, continuation or conversion comprised of Eurocurrency Rate Advances to be denominated in Dollars, and (iii) 11:00 A.M. (London time) on the third Business Day prior to the date of a proposed Committed Borrowing, continuation or conversion comprised of Eurocurrency Rate Advances to be denominated in an Alternative Currency. In the case of any Committed Borrowing, continuation or conversion which the related Notice of Committed Borrowing, or Notice of Conversion or Continuation, specifies is to be comprised of Eurocurrency Rate Advances, unless the Company or the applicable Borrower revokes such Notice of Committed Borrowing or Notice of Conversion or Continuation in accordance with the preceding sentence and except as otherwise provided in Sections 2.02(b) and (c), the Company or such Borrower shall indemnify each Bank against any loss, cost or expense reasonably incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing or Notice of Conversion or Continuation for such Committed Borrowing, conversion or continuation, the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Committed Advance to be made by such Bank as part of such Committed Borrowing, conversion or continuation, when such Committed Advance, as a result of such failure, is not made, continued or converted on such date.

          (e) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Committed Borrowing that such Bank will not make available to the Administrative Agent such Bank's Pro Rata Share of such Committed Borrowing, the Administrative Agent may assume that such Bank has made such Pro Rata Share available to the Administrative Agent on the date of such Committed Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make a corresponding amount available to the applicable Borrower on such date. If and to the extent that such Bank shall not have so made such Pro Rata Share available to the Administrative Agent, such Bank and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Committed Advances comprising such Committed Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay such corresponding amount to the Administrative Agent, such amount so repaid shall constitute such Bank's Committed Advance as part of such Committed Borrowing for purposes of this Agreement.

          (f) A Bank's failure to make the Committed Advance to be made by it as part of any Committed Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Committed Advance on the date of such Committed Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Committed Advance to be made by such other Bank on the date of any Committed Borrowing.

     SECTION 2.03 The Uncommitted Advances. (a) Each Bank severally agrees that any Borrower may make Uncommitted Borrowings in Dollars from time to time on any Business Day during the period from the date hereof until 30 days before the Termination Date in the manner set forth below; provided that, following the making of each Uncommitted Borrowing, the aggregate amount with respect to all Borrowers of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Banks.

               (i) A Borrower may request, and the Company may request for the benefit of any Borrowing Subsidiary, an Uncommitted Borrowing to be made by such Borrower under this Section 2.03 by delivering to the Administrative Agent, by telecopier not later than the applicable Request Deadline a notice of an Uncommitted Borrowing (a "Notice of Uncommitted Borrowing"), in substantially the form of Exhibit D-2 hereto, specifying therein (A) the requested date of the proposed Uncommitted Borrowing, (B) the aggregate amount of the proposed Uncommitted Borrowing, (C) that each Bank submitting an offer shall quote an Uncommitted Borrowing Margin, or that each Bank submitting an offer shall quote a fixed interest rate per annum without reference to the Eurocurrency Rate, (D) the maturity date for repayment of each Uncommitted Advance to be made as part of such Uncommitted Borrowing (which maturity date may not be earlier than one (1) day, or later than 270 days after the date of the proposed Uncommitted Borrowing or later than the Termination Date in the case of a Fixed Rate Uncommitted Borrowing, and which shall be one, two, three or six months, subject to the limitations set forth in the definition of "Interest Period" in the case of a Eurocurrency Rate Uncommitted Borrowing) and whether such Uncommitted Advance may be prepaid, and if so, whether with or without penalty, (E) the interest payment date or dates relating thereto, (F) the Borrower and (G) other material terms to be applicable to such Uncommitted Borrowing. The Administrative Agent shall promptly notify each Bank of its receipt of each such Notice of Uncommitted Borrowing by sending each Bank a copy thereof. "Request Deadline" means (x) in the case of a Fixed Rate Uncommitted Borrowing, 4:00 P.M. (Chicago time) on the Business Day prior to the date of such proposed Uncommitted Borrowing and (y) in the case of a Eurocurrency Rate Uncommitted Borrowing, 4:00 P.M. (Chicago time) four (4) Business Days prior to the date of such proposed Uncommitted Borrowing.

               (ii) Each Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Uncommitted Advances to such Borrower as part of such proposed Uncommitted Borrowing at a rate or rates of interest specified by such Bank, in its sole discretion, by notifying the Administrative Agent not later than the applicable Quote Deadline of the minimum amount (if any) and maximum amount of each Uncommitted Advance which such Bank would be willing to make as part of such proposed Uncommitted Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Bank's Commitment, if any), the Uncommitted Borrowing Margin or Margins to be applied in the determination of the rate or rates of interest therefor (or, if the Notice of Uncommitted Borrowing shall have requested that fixed rates per annum be quoted, the fixed rate or rates per annum therefor) and such Bank's Applicable Lending Office with respect to such Uncommitted Advance. If any Bank shall elect not to make such an offer, such Bank shall so notify the Administrative Agent before the applicable Quote Deadline, and such Bank shall not be obligated to, and shall not, make any Uncommitted Advance as part of such Uncommitted Borrowing; provided that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Uncommitted Advance as part of such proposed Uncommitted Borrowing. The Administrative Agent shall promptly notify the Company and, if applicable, the applicable Borrowing Subsidiary of each Bank's response pursuant to this paragraph (ii); provided, that if Bank One shall elect to make an offer under this paragraph (ii), such offer shall be delivered to the Company and, if applicable, the Borrowing Subsidiary not later than one-half hour prior to the applicable Quote Deadline. Each Borrower shall be entitled to assume that each quote of an Uncommitted Borrowing Margin or a fixed rate per annum by a Bank includes, and such Bank shall not be entitled to claim as additional interest or costs under Section 2.08 or otherwise, any costs to such Bank in the nature of a reserve requirement, assessment or other charge in connection with the Uncommitted Advance to which such quote relates, except that such Bank shall be entitled to claim increased costs and additional compensation under Section 2.12(a) and (b) and Section 2.18, but solely with respect to the changes described in such provisions that occur after the date such Uncommitted Advance is made. "Quote Deadline" means, (x) in the case of a Fixed Rate Uncommitted Borrowing, 9:00 A.M. (Chicago time) on the date of such proposed Uncommitted Borrowing and (y) in the case of a Eurocurrency Rate Uncommitted Borrowing, 9:00 A.M. (Chicago time) three Business Days prior to the date of such proposed Uncommitted Borrowing.

               (iii) Such Borrower, or the Company on behalf of such Borrower, shall, in turn, before the applicable Acceptance Deadline, either

               (A) cancel, without incurring an obligation on the part of such Borrower or the Company to indemnify for losses, costs or expenses under Section 2.02(d), such Uncommitted Borrowing by giving the Administrative Agent notice to that effect, in which case such Uncommitted Borrowing shall not be made, or

               (B) accept one or more of the offers made by any Bank or Banks pursuant to paragraph (ii) above, in its sole discretion but in any event in ascending order of the fixed rates of interest or Uncommitted Borrowing Margins (as applicable) offered by all of the Banks responding to such Notice of Uncommitted Borrowing, by giving notice to the Administrative Agent of the relevant Banks and the respective amounts of each Uncommitted Advance (each of which amounts shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, offered to be made by the respective Bank for such Uncommitted Advance pursuant to Section 2.02(a)(ii) above) and reject any remaining offers made by Banks pursuant to such Section by giving the Administrative Agent notice to that effect. The Company (either for itself or on behalf of a Borrowing Subsidiary) may not accept offers which, in the aggregate, exceed the requested Uncommitted Borrowing specified in the applicable Notice of Uncommitted Borrowing. If two or more Banks bid at the same Uncommitted Borrowing Margin or fixed rate of interest, as the case may be, and the amount of accepted offers is less than the aggregate amount of such offers, the amount to be borrowed from such Banks as part of such Uncommitted Borrowing shall be allocated pro rata on the basis of the maximum amount offered by each such Bank at such fixed rates or Uncommitted Borrowing Margins in connection with such Uncommitted Borrowing.

The Administrative Agent shall promptly notify the Banks of each notice it receives pursuant to this paragraph (iii). "Acceptance Deadline" means, (x) in the case of a Fixed Rate Uncommitted

Borrowing, 10:00 A.M. (Chicago time) on the date of such proposed Uncommitted Borrowing and (y) in the case of a Eurocurrency Rate Uncommitted Borrowing, 4:00 P.M. (Chicago time) three Business Days prior to the date of such proposed Uncommitted Borrowing.

          (iv) If such Borrower accepts, or the Company accepts on such Borrower's behalf, one or more of the offers made by any Bank or Banks pursuant to Section 2.03(a)(iii)(B) above, the Administrative Agent shall in turn promptly notify (A) each Bank that has made an offer pursuant to
     Section 2.03(a)(ii) of the date and aggregate amount of such Uncommitted Borrowing and whether or not any offer or offers so made by such Bank have been accepted by such Borrower, (B) each Bank that is to make an Uncommitted Advance as a part of such Uncommitted Borrowing, of the amount of each Uncommitted Advance to be made by such Bank as part of such Uncommitted Borrowing, and (C) each Bank that is to make an Uncommitted Advance as part of such Uncommitted Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Bank that is to make an Uncommitted Advance as part of such Uncommitted Borrowing shall, before 1:00 P.M. (Chicago time) on the date of such Uncommitted Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Administrative Agent pursuant to subclause
     (C) of the preceding sentence, make available to the Administrative Agent at the Administrative Agent's Domestic Lending Office, in federal or otherwise immediately available funds, such Bank's portion of such Uncommitted Borrowing. After the Administrative Agent receives such funds and when the applicable conditions set forth in Article III have been fulfilled, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid address. Promptly after (x) each Uncommitted Borrowing, the Administrative Agent will notify each Bank of the amount and date of the Uncommitted Borrowing and the maturity date thereof and the Available Commitment of each Bank after giving effect to such Uncommitted Borrowing and (y) the prepayment of any Uncommitted Borrowing by or on behalf of such Borrower, the Administrative Agent will notify each Bank of the amount and date of each such prepayment and the Available Commitment of each Bank after giving effect thereto.

          (b) Each Uncommitted Borrowing shall be in an aggregate amount of not less than $25,000,000 or an integral multiple of $1,000,000 in excess thereof, or if the requested currency for such Advance is not Dollars, the equivalent of such amount (determined in accordance with Section 2.16) or multiple in the requested Alternative Currency.

          (c) Within the limits and on the conditions set forth in this Section 2.03, each Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection (d) below, and reborrow under this Section 2.03; provided that an Uncommitted Borrowing shall not be made within three Business Days of any other Uncommitted Borrowing.

          (d) Each Borrower shall repay to the Administrative Agent, for the account of each Bank which has made an Uncommitted Advance to such Borrower, on the maturity date of each such Uncommitted Advance (such maturity date being that specified for repayment of such Uncommitted Advance in the related Notice of Uncommitted Borrowing delivered pursuant to

Section 2.03(a)(i) above) the then unpaid principal amount of such Uncommitted Advance. A Borrower shall not have the right to prepay any principal amount of any Uncommitted Advance without the consent of the Bank making such Advance.

          (e) Each Borrower shall pay interest on the unpaid principal amount of each Uncommitted Advance made to it, from the date of such Uncommitted Advance to the date the principal amount of such Uncommitted Advance is repaid in full, at the rate of interest for such Uncommitted Advance specified by the Bank making such Uncommitted Advance in its notice with respect thereto delivered pursuant to Section 2.03(a)(ii) above, payable on the interest payment date or dates specified for such Uncommitted Advance in the related Notice of Uncommitted Borrowing delivered pursuant to Section 2.03(a)(i) above.

          (f) The Borrower of any Uncommitted Advance shall, promptly upon request by the Bank making such Uncommitted Advance (either in the quote delivered by such Bank pursuant to Section 2.03(a)(ii) or by notice to the Administrative Agent), execute and deliver to the Administrative Agent an Uncommitted Note payable to the order of such Bank in a principal amount equal to the principal amount of such Uncommitted Advance and otherwise on such terms as were agreed to for such Uncommitted Advance in accordance with Section 2.03.

     SECTION 2.04 Facility Fee and Utilization Fee. (a) The Company and each Borrowing Subsidiary jointly and severally agree to pay to the Administrative Agent, for the account of each Bank, a facility fee ("Facility Fee") on the average daily Commitment of such Bank from the date hereof until the Termination Date (or, if the Company has made the Term Loan Election, until the Maturity
Date), payable in arrears on the first Business Day of each January, April, July and October during the term of such Bank's Commitment, commencing January 2, 2004, and on the Termination Date (or, if the Company has made the Term Loan Election, on the Maturity Date), at the Applicable Facility Fee Rate; provided, that if any Bank continues to have Advances outstanding hereunder after the termination of its Commitment (including, without limitation, during any period when Advances may be outstanding but new Advances may not be borrowed hereunder), then such Facility Fee shall continue to accrue on the aggregate principal amount of the Advances owed to such Bank until such Advances are repaid in full.

          (b) To the extent, and for so long as, the average daily aggregate outstanding principal amount of Advances in any calendar quarter exceeds one-half of the average daily aggregate outstanding Commitments during such calendar quarter, the Company and each Borrowing Subsidiary, jointly and severally, agree to pay to each Bank a utilization fee (the "Utilization Fee") equal to the Applicable Utilization Fee Rate times the aggregate principal amount of such Bank's average daily outstanding Advances during such calendar quarter. The Utilization Fee shall be payable on each date the Facility Fee is payable.

          (c) Notwithstanding the foregoing, (i) any Facility Fee or Utilization Fee accrued with respect to any Commitment of a Defaulting Bank during the period prior to the time such Bank became a Defaulting Bank and unpaid at such time shall not be payable by the Borrowers so long as such Bank shall be a Defaulting Bank, except to the extent such Facility Fee or Utilization Fee was due and payable prior to such time, and (ii) no Facility Fee or

Utilization Fee shall accrue on the Commitment of a Defaulting Bank so long as such Bank is a Defaulting Bank.

     SECTION 2.05 Reduction and Termination of the Commitments. (a) The Company shall have the right, upon at least four (4) Business Days' notice to the Administrative Agent to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks, provided that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate principal amount of the Uncommitted Advances then outstanding and provided, further, that each partial reduction shall be in an aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof.

          (b) Provided that no Event of Default shall have occurred and be continuing, the Company may at any time replace any Bank, in whole but not in part, by (i) giving such Bank and the Administrative Agent not less than ten
(10) Business Days' prior notice thereof, which notice shall be irrevocable and effective only when received by such Bank and the Administrative Agent and shall specify the effective date of such replacement, and (ii) effecting an assignment of all of the Bank's Commitment and Advances in accordance with Section 9.03.

          (c) On the Termination Date, if the Company has made the Term Loan Election in accordance with Section 2.06(a) prior to such date, and from time to time thereafter upon each prepayment of the Advances, the aggregate Commitments of the Banks shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which (i) the aggregate Commitments immediately prior to such reduction exceeds (ii) the aggregate unpaid principal amount of all Advances (determined in the case of any Advances denominated in an Alternative Currency by reference to the Dollar Amount) outstanding at such time.

     SECTION 2.06 Payment; Conversion and Continuation. (a) On the Termination Date, the Borrowers shall, subject to the next succeeding sentence, repay to the Administrative Agent for the account of the Banks, the entire unpaid principal amount of the Advances made by each Bank. The Company may, upon not less than 15 days' notice to the Administrative Agent, elect (the "Term Loan Election") to convert all of the Committed Advances outstanding on the Termination Date in effect at such time into a term loan which the Borrowers shall repay in full, together with all accrued interest, ratably to the Banks on the Maturity Date, with any prepayment thereof subject to Section 2.11; provided that the Term Loan Election may not be exercised if an event shall have occurred and be continuing which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both on the date of notice of the Term Loan Election or on the date on which the Term Loan Election is to be effected. All Advances converted to a term loan pursuant to this Section 2.06(a) shall continue to constitute Advances except that the Borrowers may not reborrow pursuant to Section 2.01 after all or any portion of the Advances have been prepaid pursuant to Section 2.10.

          (b) Any Borrower may elect (x) to convert Base Rate Advances or any portion thereof to Eurocurrency Rate Advances, (y) to convert Eurocurrency Rate Advances or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of Base Rate Advances being converted into Eurocurrency Rate Advances or of Eurocurrency Rate Advances being continued shall, in the aggregate, equal $20,000,000 or an integral multiple of $1,000,000 in excess thereof. The applicable Interest Period for the continuation of any Eurocurrency Rate Advance shall commence on the day on which the immediately-preceding Interest Period expires. Each conversion or continuation shall be allocated among the Committed Advances of each Bank (other than Banks which had not made the Advance so converted or continued) in accordance with its Pro Rata Share of the amount so converted or continued. Each such election shall be in substantially the form of Exhibit E (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent notice by 10:00 a.m. (Chicago time) on the date of such conversion or continuation, in the case of a conversion to a Base Rate Advance, giving the Administrative Agent at least three Business Days' prior written notice thereof in the event of a conversion to or continuation of a Eurocurrency Advance specifying, in each case (i) whether a conversion or continuation is to take place, (ii) what Advances are to be converted or continued, and if converted, the Type of Advance to which it is to be converted, (iii) the amount of the conversion or continuation, (iv) the Interest Period therefor and (v) in the case of a conversion, the date of conversion (which date shall be a Business Day). The Administrative Agent shall promptly notify each Bank of its receipt of a Notice of Conversion or Continuation by sending such Bank a copy thereof. If, within the time period required under the terms of this Section 2.06(b), the Administrative Agent does not receive a Notice of Conversion or Continuation from the applicable Borrower containing an election to continue or convert any Advances for an additional Interest Period, then, upon the expiration of the Interest Period therefor, such Advances will be automatically converted to Base Rate Advances.

     SECTION 2.07 Interest on Committed Advances. Each Borrower shall pay interest on the unpaid principal amount of each Committed Advance made by each Bank to it from the date of such Committed Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) Base Rate Advances. During such period as such Committed Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the first Business Day of each January, April, July and October, commencing January 2, 2004, and on the Termination Date (or, if the Company has made the Term Loan Election, on the Maturity Date). The Administrative Agent shall give notice to the Company and the applicable Borrower (if other than the Company) and each Bank of any change in the Base Rate promptly after such change occurs, but the Administrative Agent's failure to give such notice shall not affect the obligation of the Company or such Borrower to pay interest at such rate when it becomes due and payable.

          (b) Eurocurrency Rate Advances. During such period as such Committed Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Committed Advance to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be converted or paid in full.

          (c) Default Interest. Notwithstanding the foregoing provisions of this
Section 2.07, any amount of principal and fees and, to the extent permitted by law, interest, that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above (i) in the case of principal, the rate of interest otherwise applicable thereto from time to time in accordance with the terms hereof, and (ii) in the case of interest and fees, the Base Rate in effect from time to time.

     SECTION 2.08 Additional Interest on Eurocurrency Rate Advances. Each Borrower shall pay to each Bank, so long as and to the extent such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System (or any similar authority outside the United States, in the case of Committed Advances in Alternative Currencies) to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances in the applicable Alternative Currency is determined) and such Bank's performance under this Agreement (and other like agreements) shall have given rise to additional reserve requirements for such Bank thereunder, additional interest on the unpaid principal amount of each Committed Advance constituting a Eurocurrency Rate Advance of such Bank made to such Borrower, from the date of such Committed Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the applicable Interest Period for such Committed Advance from (ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Committed Advance. Such Bank shall, not later than the last day of the applicable Interest Period, provide notice to the Administrative Agent, the Company and, if other than the Company, the applicable Borrower of any such additional interest arising in connection with such Committed Advance. Such additional interest so notified on a timely basis by any Bank shall be payable to the Administrative Agent for the account of such Bank on the dates specified for payment of interest for such Committed Advance in Section 2.07.

SECTION 2.09      Interest Rate Determination.

          (a) The Administrative Agent shall give prompt notice to the Company and the applicable Borrower (if other than the Company) and each of the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a) or (b).

          (b) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Committed Borrowing shall be reduced, by payment, prepayment or otherwise, to less than $20,000,000, such Advances shall automatically convert into Base Rate Advances and such conversion shall be subject to Section 2.11.

     SECTION 2.10 Prepayments. A Borrower may prepay, on any Business Day following notice by 11:00 a.m. (Chicago time) on such Business Day to the Administrative Agent (in the case of Base Rate Advances) and on three Business Days' prior notice to the Administrative Agent (in the case of Eurocurrency Rate Advances), each Committed Borrowing made to such Borrower, in whole or in part. Such notice shall include the proposed date and aggregate principal amount of such prepayment, and if such notice is given, such Borrower shall prepay such principal amount, together with accrued interest to the date of such prepayment on the principal amount prepaid. Any amounts payable, if any, pursuant to Section 2.11 hereof in connection with any prepayment shall be paid on the date of such prepayment; provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Subject to Sections 2.12 and 2.13, each prepayment of a Committed Borrowing shall be made to each Bank in accordance with such Bank's Pro Rata Share thereof (other than any Banks which did not make such Committed Borrowing). The Company shall, on the first Business Day of each January, April, July and October, if the aggregate outstanding principal Dollar Amount of all Advances, calculated by the Administrative Agent on the seventh Business Day prior to such payment date and reported to the Company by the fifth Business Day prior to such payment date, exceeds (as the result of fluctuations in applicable foreign exchange rates or otherwise) 105% of the then aggregate amount of the Banks' Commitments (calculated as aforesaid), prepay a Committed Borrowing or Borrowings (in whole or in part, and in any case as selected by the Company) in an aggregate Dollar Amount (calculated as aforesaid, and rounded upward, if necessary, to the nearest $1,000,000) equal to the excess of:

          (i) the aggregate principal Dollar Amount (calculated as aforesaid) of Advances outstanding, over

          (ii) the then aggregate amount of the Banks' Commitments (calculated as aforesaid).

Each prepayment of any Committed Borrowing (in whole or in part) made pursuant to this Section 2.10 shall be without premium or penalty, but shall be subject to the provisions of Section 2.11. Any mandatory prepayment of a Committed Borrowing shall be made to the Administrative Agent for the account of each Bank based on such Bank's Pro Rata Share of such Committed Borrowing and shall include accrued and unpaid interest on the principal amount prepaid and all amounts owing under Section 2.11.

     SECTION 2.11 Funding Indemnification. If any payment of principal of any Advance (other than a Base Rate Advance) is made other than on the last day of an Interest Period for such Advance, as a result of acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if any Eurocurrency Rate Advance is converted to a Base Rate Advance pursuant to
Section 2.13(b) on any day other than the last day of an Interest Period for such Eurocurrency Rate Advance, the applicable Borrower shall, upon demand by any Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including without limitation any loss (excluding loss of anticipated profits), cost or expense reasonably incurred as a result of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

     SECTION 2.12 Increased Costs and Reduced Return. (a) Subject to the limitation in Section 2.03(a)(ii), if, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurocurrency Rate Advances, included in the Eurocurrency Rate Reserve Percentage), after the date hereof, in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued after the date hereof, there shall be any increase in the cost to any Bank of agreeing to make, making, funding or maintaining Eurocurrency Rate Advances (including, without limitation, any conversion of any Advance denominated in an Alternative Currency other than the Euro into an Advance denominated in Euro), by an amount reasonably deemed by such Bank to be material, then from time to time, within ten days after demand by such Bank (with a copy of such demand to the Administrative Agent), such Borrower shall pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost; provided that no Borrower shall be obligated to pay any such amount to the extent such amount results from a change, guideline or request which took effect more than 90 days prior to the date of such demand.

          (b) Subject to the limitation in Section 2.03(a)(ii), if any Bank shall have determined that the adoption, after the date hereof, of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance by an amount reasonably deemed by such Bank to be material, then from time to time, within ten days after demand by such Bank (with a copy of such demand to the Administrative Agent), the Company shall pay to the Administrative Agent for the account of such Bank such additional amount or amounts as will compensate such Bank, in light of such circumstances, to the extent such Bank reasonably determines such reduction to be allocable to the existence of such Bank's Commitment; provided that no Borrower shall be obligated to pay any such amount to the extent such amount results from an adoption, change, request or directive which took effect or was issued more than 90 days prior to the date of such demand.

          (c) Each Bank will promptly notify the Administrative Agent and the Company of any event of which it has knowledge, occurring after the date hereof, which would entitle such Bank to compensation pursuant to this Section 2.12. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall create a rebuttable presumption as to the correctness of such additional amount or amounts. Each Bank agrees not to request any payment under this Section 2.12 unless similar requests are then generally being made by such Bank of other borrowers similarly situated, and to use a reasonable basis for calculating amounts allocable to its Commitment hereunder.

     SECTION 2.13 Illegality. (a) If any Bank shall determine (which determination shall be rebuttably presumed correct as to all parties) at any time that the making or continuance of its Eurocurrency Rate Advances has become unlawful because of the introduction of or any change in or in the interpretation of any law or regulation or because of the assertion of unlawfulness by any central bank or other governmental authority, then, in any such event, such Bank shall give prompt notice (by telephone confirmed in writing) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each Borrower and the other Banks).

          (b) Upon the giving of the notice to the Company referred to in subsection (a) above, if the affected Advances are then outstanding, each Borrower shall, upon at least one Business Day's written notice to the Administrative Agent and the affected Bank, or if permitted by applicable law no later than the date permitted thereby, in such Borrower's sole discretion, either (i) prepay the principal amount of all outstanding Advances of such Bank to which such notice relates, together with accrued interest thereon to the date of payment, or (ii) convert each such Advance into a Base Rate Advance denominated in Dollars and, in each case, be obligated to reimburse the Banks in respect thereof pursuant to Section 2.11 hereof. If more than one Bank gives notice pursuant to Section 2.13(a) at any time, then all outstanding Advances of the affected Type or currency of such Banks must be treated in the same manner by the Borrowers pursuant to this subsection 2.13(b) and the Banks' obligations to make, convert or continue Eurocurrency Rate Advances shall be suspended until the Administrative Agent notifies the Borrowers that the circumstances causing such suspension no longer exist.

     SECTION 2.14 Payments and Computations. (a) The Company and each Borrowing Subsidiary shall make each payment hereunder and under the Notes without set-off, counterclaim or other deduction by causing a wire transfer of immediately-available funds to be initiated to the Administrative Agent in an amount equal to such payment not later than 12:00 noon (Chicago time) on the day when due from the Company or such Borrowing Subsidiary. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Sections 2.03, 2.05(b), 2.08, 2.11, 2.12, 2.15, 2.18 or 2.19) to the
Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. All such payments shall be made in Dollars, except that payments of principal of and interest on Borrowings in an Alternative Currency shall be made in such Alternative Currency or, where such Alternative Currency has converted to the Euro, in the Euro; provided that if the applicable Borrower fails to make any payment of principal or interest with respect to any Borrowing in an Alternative Currency (including the Euro) on the due date thereof because such Alternative Currency has ceased to be freely transferable and convertible into Dollars in the international currency and exchange markets, such failure shall not constitute an Event of Default or an event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, if such Borrower pays the equivalent in Dollars of such payment on the due date thereof. In addition to any such Dollar payment, such Borrower agrees to pay to each affected Bank an indemnity payment within five Business Days after such Borrower shall have received a certificate from such Bank setting forth in reasonable detail the amount of any loss, cost, damage or expense suffered by such Bank as a consequence of such inability to make any such payment in such Alternative Currency on the due date thereof. Each Bank agrees to use reasonable efforts to avoid or minimize all such loss, cost, damage or expense.

          (b) All computations of interest based on the Base Rate, or the Eurocurrency Rate applicable to Borrowings denominated in Sterling, shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate (as to all other currencies) or the Federal Funds Rate, all computations of interest pursuant to Section 2.08 and all computations of the Facility Fee and the Utilization Fee shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.08, by a Bank) of an interest rate or fee owing hereunder shall create a rebuttable presumption as to the correctness of such determination.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (d) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.15 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Committed Advances made by it (other than pursuant to Sections 2.08, 2.11, 2.12, 2.13(b), 2.18 or 2.19) in excess of its ratable share of payments on account of the Committed Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Committed Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank with respect to Advances made to such Borrower pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

     SECTION 2.16 Currency Equivalents. (a) For purposes of this Article II, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the arithmetical mean of the buy and sell spot rates at which Bank One's principal office in London exchanges Dollars for such Alternative Currency in the interbank market in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined, (ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the arithmetical mean of the buy and sell spot rates at which Bank One's principal office in London exchanges such Alternative Currency for the equivalent in such other Alternative Currency in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of Dollars shall be determined by using the arithmetical mean of the buy and sell spot rates at which Bank One's principal office in London exchanges such Alternative Currency for Dollars in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined. The equivalent in Dollars of each Eurocurrency Rate Advance made in an Alternative Currency shall be recalculated hereunder on each day that it is necessary to determine the unused portion of each Bank's Commitment, or any or all of the Advances on such date.

          (b) If for the purpose of obtaining a judgment in any court with respect to any obligation of a Borrower hereunder, it shall become necessary for the Administrative Agent or any Bank entitled to receive payments hereunder to convert any amount into a currency other than the currency denominated hereunder for such obligation, then such conversion shall be made on the basis of rates (the "Exchange Rates") determined in the manner described in subsection (a) above (or, if the applicable currency to be converted is not at the time of conversion available in the interbank market in London, then in such other interbank market as the Administrative Agent shall determine to have adequate availability of such currency) and the date with respect to which such an equivalent is to be determined shall be the first Business Day preceding the date on which final judgment is entered. If pursuant to any such judgment conversion is to be made with respect to a date other than the date referred to above, and there shall occur a change between the Exchange Rates in effect on such date and the Exchange Rates in effect on the date of payment, (i) the applicable Borrower agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is the amount in such other currency which, when converted at the Exchange Rates as in effect on the date of payment or distribution, is the amount then due hereunder in the relevant currency and
(ii) such Borrower shall not be required to pay any amount in excess of the amount determined to be payable in connection with such obligation, calculated on the basis of the Exchange Rates in effect on the first Business Day preceding the date on which final judgment is entered. Any amount due from a Borrower under this subsection (b) shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder.

     SECTION 2.17 Borrowing Subsidiaries. The Company may at any time or from time to time add as a party to this Agreement any Subsidiary of the Company to be a "Borrowing Subsidiary" hereunder by causing such Subsidiary to execute and deliver a duly completed Assumption Letter to the Administrative Agent, with the written consent of the Company at the foot thereof. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Borrowing Subsidiary as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on all Advances made to any Borrowing Subsidiary under this Agreement shall have been paid in full and all other obligations of such Borrowing Subsidiary shall have been fully performed, such Borrowing Subsidiary may, by not less than five Business Days' prior notice to the Administrative Agent (which shall promptly notify the Banks thereof), terminate its status as a "Borrowing Subsidiary."

     SECTION 2.18 Taxes. (a) Any and all payments by a Borrower hereunder or under the Notes shall be made in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent is organized or any political subdivision thereof and taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and provide such Bank with originals or certified copies of the tax receipts or other evidence of such payment reasonably acceptable to such Bank.

          (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

          (c) Each Borrower will indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.18) paid by such Bank or the Administrative Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, that the Borrowers shall have no obligation under this subsection (c) to indemnify any Bank or the Administrative Agent if a Borrower shall have performed its obligations under subsection (a) and (b), thereby providing such Bank or the Administrative Agent (as the case may be) the wherewithal to make payment, or demonstrate that payment has been made, of any such Taxes or Other Taxes, and such Bank or the Administrative Agent (as the case may be) shall not have effected such payment or made such demonstration of payment on a timely basis to the relevant taxing authorities. This indemnification shall be made to the Administrative Agent for the account of such Bank or the

Administrative Agent (as the case may be) within 30 days from the date such Bank or the Administrative Agent makes written demand therefor (with a copy, in the case of a demand by a Bank, of such demand to the Administrative Agent).

          (d) Notwithstanding the foregoing, unless, prior to the date of the initial Committed Borrowing (in the case of a Bank listed on Schedule I hereto), and prior to the effective date of the assignment agreement by which it became a Bank (in the case of a Bank that became a Bank pursuant to such assignment agreement), and in respect of borrowings by a Borrowing Subsidiary organized under the laws of a jurisdiction outside the United States, prior to the date on which such Borrowing Subsidiary became a Borrower pursuant to Section 2.17, and in each case from time to time thereafter, if requested by any Borrower,

               (i) each Bank organized under the laws of a jurisdiction outside the United States shall have provided the Company with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder or other documents satisfactory to the Company which shall indicate that all payments to be made to such Bank hereunder are not subject to United States withholding tax or are subject to such taxes at a rate reduced to zero by an applicable tax treaty, neither the Company nor any other Borrower shall have any obligation under the last sentence of
     Section 2.18(a) to make any payments to or for the benefit of such Bank in excess of the amounts otherwise payable under this Agreement, and

               (ii) each Bank organized under the laws of a jurisdiction outside the jurisdiction where any Borrowing Subsidiary is incorporated shall have taken all reasonably available steps prescribed by the applicable governmental authority in the jurisdiction where such Borrowing Subsidiary is located so that such Bank is exempt from applicable withholding taxes with respect to all payments to be made to such Bank hereunder or so that all payments to be made to such Bank hereunder are not subject to applicable withholding taxes or are subject to such taxes at a rate reduced to zero by an applicable tax treaty, neither the Company nor any other Borrower shall have any obligation under the last sentence of Section 2.18(a) to make any payments to or for the benefit of such Bank in excess of the amounts otherwise payable under this Agreement; provided, however, that the applicable Borrower shall make the payments required by the last sentence of Section 2.18(a) if the obligation to withhold arises from a change in applicable law after the date hereof (or, with respect to payments to a new Applicable Lending Office designated pursuant to Section 2.20, after the date such Bank designates such new Applicable Lending Office).

Unless the applicable Borrower has received forms or other documents, including Form W-8ECI, Form W-8BEN or any other applicable tax forms from the United States or any other applicable jurisdiction, such forms to be satisfactory to the Company, indicating that payments hereunder are not subject to any withholding tax or are subject to such tax at a rate reduced to zero by an applicable tax treaty, the applicable Borrower shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States (or in the case of a Borrowing Subsidiary incorporated outside the United States, any Bank organized under the laws outside of the jurisdiction where such Borrowing Subsidiary is incorporated). Should a Bank become subject to Taxes because of its failure or inability to deliver a form required hereunder, the Company shall take such steps not requiring the expenditure of money as the Bank shall reasonably request to assist the Bank to recover such Taxes.

     SECTION 2.19 Defaulting Banks. (a) If at any time (i) any Bank shall be a Defaulting Bank, (ii) such Defaulting Bank shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any Note to or for the account of such Defaulting Bank, then the Borrower may, so long as no Event of Default shall have occurred and be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the amount owed by the Borrower to or for the account of such Defaulting Bank against the obligation of such Defaulting Bank to make such Defaulted Advance. If the Borrower shall so set off and otherwise apply the amount owed by the Borrower to or for the account of such Defaulting Bank against the obligation of such Defaulting Bank to make any such Defaulted Advance on any date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the Notes an Advance by such Defaulting Bank made on the date of such setoff. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01 or
Section 2.03(a), as the case may be, even if the other Advances comprising such Borrowing shall be Eurocurrency Rate Advances on the date such Advance is deemed to be made pursuant to this Section 2.19(a). The Borrower shall notify the Administrative Agent at any time the Borrower makes a setoff under this Section 2.19(a) and shall specify in such notice (A) the name of the Defaulting Bank and the Defaulted Advance required to be made by such Defaulting Bank and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this Section 2.19(a). Any part of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Bank that is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this Section 2.19(a), shall be applied by the Administrative Agent as specified in Section 2.19(b) or 2.19(c).

          (b) If at any time (i) any Bank shall be a Defaulting Bank, (ii) such Defaulting Bank shall owe a Defaulted Amount to the Administrative Agent or any of the other Banks and (iii) the Borrower shall make any payment hereunder or under any Note to the Administrative Agent for the account of such Defaulting Bank, then the Administrative Agent may, on its behalf or on behalf of such other Banks and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Bank to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. If the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the Notes payment to such extent of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Banks, ratably in accordance with their respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Banks and, if the amount of such payment made by the Borrower shall at any time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Banks, in the following order of priority:

               (A) first, to the Administrative Agent for any Defaulted Amounts owing to the Administrative Agent (solely in its capacity as Administrative Agent) at such time; and

               (B) second, to the other Banks for any Defaulted Amounts owing to the other Banks (solely in their capacity as Banks) at such time, ratably in accordance with such respective Defaulted Amounts owing to each other Bank (solely in its capacity as a Bank) at such time.

Any part of such payment made by the Borrower for the account of such Defaulting Bank remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this Section 2.19(b), shall be applied by the Administrative Agent as specified in Section 2.19(c).

          (c) If at any time, (i) any Bank shall be a Defaulting Bank, (ii) such Defaulting Bank shall not owe a Defaulted Advance or a Defaulted Amount and
(iii) the Borrower, the Administrative Agent or any other Bank shall be required to pay or to distribute any amount hereunder or under any Note to or for the account of such Defaulting Bank, then the Borrower or such other Bank shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this Section 2.19(c) shall be deposited by the Administrative Agent in an account with Bank One, in the name and under the control of the Administrative Agent, but subject to the provisions of this
Section 2.19(c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Bank One's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this Section 2.19(c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Bank and to pay any amount payable by such Defaulting Bank hereunder to the Administrative Agent or any other Bank, as and when such Advances or such amounts are required to be made or paid and, if the amount so held in escrow shall any time be insufficient to make and pay all such Advances and all such amounts required to be made or paid at such time, in the following order of priority:

               (A) first, to the Administrative Agent for any amounts due and payable by such Defaulting Bank to the Administrative Agent hereunder (solely in its capacity as Administrative Agent) at such time;

               (B) second, to the other Banks for any amounts due and payable by such Defaulting Bank to the other Banks hereunder (solely in their capacity as Banks) at such time, ratably in accordance with such respective amounts due and payable to each other Bank (solely in its capacity as Bank) at such time; and

               (C) third, to the Borrower for any Advances required to be made by such Defaulting Bank pursuant to the Commitment of such Defaulting Bank at such time.

     If such Defaulting Bank shall, at any time, cease to be a Defaulting Bank, any funds held by the Administrative Agent in escrow at such time with respect to such Defaulting Bank shall be distributed by the Administrative Agent to such Defaulting Bank and applied by such Defaulting Bank to the amounts owing to such Defaulting Bank at such time under this Agreement in accordance with the terms of this Agreement.

          (d)  The rights and remedies against a Defaulting Bank under this
Section 2.19 are in addition to other rights and remedies that the Borrower may have against such Defaulting Bank with respect to any Defaulted Advance and that the Administrative Agent or any other Bank may have against such Defaulting Bank with respect to any Defaulted Amount.

     SECTION 2.20 Mitigation. Any Bank claiming any additional amounts payable pursuant to Sections 2.12 or 2.18 or subject to Section 2.13 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue under Sections 2.12 or 2.18 or would avoid the unavailability of Eurocurrency Rate Advances under Section
2.13 and would not, in any such case, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

     SECTION 2.21 European Economic and Monetary Union. (a) Advances in the Euro. If any Advance is capable of being made in either the Euro or in a National Currency Unit, then such Advance shall be made in the Euro.

          (b) Rounding and Other Consequential Changes. Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Administrative Agent shall, notwithstanding any other provision of this Agreement and to the extent the Euro has replaced such National Currency Unit, be replaced by a reference to such comparable and convenient fixed amount or fixed amounts of the Euro as the Administrative Agent may from time to time reasonably specify.

     SECTION 2.22 Extension of Termination Date. (a) The Company may, by written notice to the Administrative Agent (each such notice being an "Extension Request") given no more than 59 days nor less than 30 days prior to each anniversary date of this Agreement, extend the then applicable Termination Date to a date 364 days after the then- applicable Termination Date; provided, however, that such extension shall be effective only with respect to a Bank which, by a written notice (a "Continuation Notice") to the Company and the Administrative Agent given no more than 30 days and no less than 15 days before such anniversary date, consents to such extension (each Bank giving a Continuation Notice thereafter being referred to as a "Continuing Bank" and each Bank other than a Continuing Bank being a "Non-Extending Bank"); provided further, however, that the Borrowers shall not have made the

Term Loan Election for Advances outstanding on such Termination Date prior to such time; provided further, however, that such extension shall be effective only if the aggregate Commitments of the Continuing Banks are not less than 51% of the aggregate Commitments in effect at the date the Company gives the applicable Extension Request. Within five Business Days after the Administrative Agent receives an Extension Request it shall notify each Bank thereof. If any Bank fails to notify the Administrative Agent in writing of its consent to, or refusal of, any such Extension Request at least 15 days prior to such anniversary date, such Bank shall be deemed to be a Non-Extending Bank with respect to such Extension Request. The Commitment of each Non-Extending Bank shall terminate on the Termination Date in effect for such Non-Extending Bank immediately prior to such Extension Request, and on such Termination Date the Company shall pay the Administrative Agent, for the account of such Non-Extending Banks, an amount equal to such Non-Extending Banks' Advances plus accrued but unpaid interest and fees thereon and all other amounts owed such Bank hereunder; provided that the Company has not replaced such Non-Extending Banks pursuant to Section 2.22(b) below.

          (b) A Non-Extending Bank shall be obligated, at the request of the Company and subject to the Non-Extending Bank receiving payment in full of (i) the principal amount of all Advances owing to such Non-Extending Bank, and (ii) all accrued interest and fees owing to such Non-Extending Bank and all other amounts owing to such Non-Extending Bank hereunder, to assign without recourse, representation, warranty (other than good title to its Advances) or expense to such Non-Extending Bank, at any time prior to the Termination Date applicable to such Non-Extending Bank, all of its rights (other than rights that would survive the termination of this Agreement pursuant to Section 10.12) and obligations hereunder to one or more Purchasers (the "Replacement Banks") nominated by the Company and willing to take the place of such Non-Extending Bank; provided that each such Replacement Bank satisfies all the requirements of this Agreement and the Administrative Agent shall have consented to such assignment, which consent shall not be unreasonably withheld. Each such Replacement Bank shall become a Continuing Bank hereunder in replacement for the Non-Extending Bank.

          (c) If the Termination Date shall have been extended in respect of Continuing Banks in accordance with Section 2.22(a), any notice of borrowing specifying a date for the borrowing of an Advance occurring after the Termination Date applicable to a Non-Extending Bank or requesting an Interest Period extending beyond such date shall (a) have no effect in respect of such Non-Extending Bank and (b) not specify a requested aggregate principal amount exceeding the Aggregate Commitment excluding the Commitments of all such Non-Extending Banks.

          (d) If the Termination Date shall have been extended in respect of Continuing Banks in accordance with this Section 2.22, all references herein to the "Termination Date" shall, with respect to all parties hereto other than Non-Extending Banks, refer to the Termination Date as so extended.

     SECTION 2.23 Increase of Aggregate Commitments. (a) The Company may from time to time, on the terms set forth below, request that the aggregate amount of the Commitments be increased to an amount which does not exceed $200,000,000; provided, however, that an increase in the Commitments hereunder may only be made at a time when (i) no Event of Default or event which, with notice or the passage of time or both, would constitute an Event of

Default shall have occurred and be continuing or would result therefrom and (ii) the Public Debt Rating from S&P is at least BBB- and the Public Debt Rating from Moody's is at least Baa3.

          (b)  If the Company requests an increase in the aggregate Commitments:

               (i) each of the Banks shall be given the opportunity to participate in the increased aggregate Commitments (x) initially, ratably in accordance with its Pro Rata Share, and (y) next, to the extent that the requested increase in the aggregate Commitments is not fulfilled pursuant to the preceding clause (x) and subject to Section 2.23(d) below, in such additional amounts as any Bank and the Company agree, and

               (ii) if, after each Bank has been afforded an opportunity to increase its Commitment to satisfy the Company's requested increase, the aggregate increase in the Commitments offered by the Banks is less than the Company's requested increase, then the Company shall consult with the Administrative Agent as to the number, identity and requested Commitments of additional financial institutions which the Company may, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) invite to participate in the aggregate Commitments.

          (c) No Bank shall have any obligation to increase its Commitment pursuant to a request by the Company hereunder. No Bank shall be deemed to have approved an increase in its Commitment unless such approval is in writing. Failure on the part of any Bank to respond to a request by the Company within 30 days of such Bank's receipt of notice of such request hereunder shall be deemed a rejection of such request.

          (d) In no event shall any Bank's Commitment, after giving effect to an increase in its Commitment hereunder, exceed 25% of the aggregate Commitments under this Agreement.

          (e) If the Company and one or more of the Banks (or other financial institutions) shall agree upon such an increase in the aggregate Commitments hereunder (i) the Company, the Administrative Agent and each Bank or other financial institution increasing its Commitment or extending a new Commitment shall enter into a consent in the form of Exhibit F hereto and (ii) the Company shall furnish new Notes to each financial institution that is extending a new Commitment and to each Bank which is increasing its Commitment. Notwithstanding anything else to the contrary contained in Section 2.06(b), if an increase in the aggregate Commitments pursuant to this Section 2.23 occurs during an Interest Period for an outstanding Committed Borrowing, (a) such Committed Borrowing may not be continued or converted pursuant to Section 2.06(b) and (b) such Committed Borrowing shall be due and payable at the end of the current Interest Period applicable thereto, without prejudice to the Company's right, subject to the terms and conditions of this Agreement, to reborrow all or any portion of the amount of such Committed Borrowing.

                                   ARTICLE II

                              CONDITIONS PRECEDENT

     SECTION 3.01 Conditions Precedent to Effectiveness of Sections 2.01 and
2.03. Sections 2.01 and 2.03 shall become effective on the first day (the "Effective Date") on which all of the following conditions precedent have been satisfied:

          (a) The Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent and (except for the Committed Notes) in sufficient copies for the Banks:

               (i) This Agreement, executed by the Company, the Administrative Agent and each of the Banks;

               (ii) A Committed Note executed by the Company, payable to each Bank;

               (iii) A certificate of the Secretary of the Company certifying
     (A) copies attached thereto of the resolutions of the Board of Directors of the Company authorizing and empowering certain officers of the Company to effect such borrowings as such officers may deem necessary or desirable for proper corporate purposes, subject to the limitations set forth in such resolutions, (B) copies attached thereto of the Certificate of Incorporation and by-laws of the Company, and (C) the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and other documents to be executed and delivered by the Company hereunder;

               (iv) A certificate of a duly authorized officer of the Company, dated the Effective Date, certifying that as of such date, (A) the representations and warranties contained in Section 4.01 are correct on and as of the Effective Date and (B) no event shall have occurred and be continuing that constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

               (v) A favorable opinion of counsel for the Company, substantially in the form of Exhibit G hereto; and

               (vi) Copies of the restated certificate of incorporation of the Company, together with all amendments, and a certificate of good standing, each certified by the Secretary of State of Delaware, as well as any other information required by Section 326 of the USA Patriot Act or necessary for the Administrative Agent or any Bank to verify the identity of the Company as required by Section 326 of the USA Patriot Act.

          (b) The Company shall have paid all accrued fees and expenses of the Arranger, the Administrative Agent and the Banks which are due and payable on the Effective Date (including, without limitation, the reasonable fees and expenses of counsel for the Arranger and the Administrative Agent);

          (c) There shall have occurred no material adverse change in the business, financial condition, operations, properties or performance of the Company and its Subsidiaries, taken as a whole, since December 31, 2002;

          (d) There shall exist no action, suit or proceeding (investigative, judicial or otherwise) against the Company or any of its Subsidiaries pending before any court or arbitrator or any governmental body, agency or official, or to the knowledge of any Responsible Officer of the Company, threatened, that could reasonably be expected (i) to have a Material Adverse Effect (except as set forth on Schedule III hereto as of the date hereof) or (ii) to materially and adversely affect the legality, validity or enforceability of this Agreement or any Note;

          (e) The representations and warranties contained in Section 4.01 shall be correct on and as of the Effective Date, as though made on and as of such date; and

          (f) No event shall have occurred and be continuing which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     For purposes of determining compliance with the conditions specified above, each Bank shall be deemed to have consented to, approved and accepted, and to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless the officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the proposed Effective Date, as notified by the Administrative Agent to the Banks, specifying its objection thereto. The Administrative Agent shall promptly notify the Banks of the occurrence of the Effective Date.

     SECTION 3.02 Conditions Precedent to Initial Advance to Each Borrowing Subsidiary. The obligation of each Bank to make its initial Advance hereunder to any Borrowing Subsidiary is subject to the conditions precedent that the Effective Date shall have occurred and the Administrative Agent shall have received on or before the day of the initial Borrowing by such Borrowing Subsidiary the following, each in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for the Banks:

          (a) The Assumption Letter executed and delivered by such Borrowing Subsidiary and containing the written consent of the Company at the foot thereof, as contemplated by Section 2.17 hereof;

          (b) A Committed Note executed by such Borrowing Subsidiary, payable to each Bank;

          (c) Certified copies of the resolutions of the Board of Directors of such Borrowing Subsidiary approving the Assumption Letter and all other documents evidencing corporate action and governmental approvals, if any, required with respect to the Assumption Letter;

          (d) A certificate of the Secretary or an Assistant Secretary of such Borrowing Subsidiary certifying the names and true signatures of the officers of such Borrowing Subsidiary authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Borrowing Subsidiary hereunder;

          (e) An opinion of counsel to such Borrowing Subsidiary, substantially in the form of Exhibit H hereto and as to such other matters as the Administrative Agent shall reasonably request; and

          (f) Copies of the articles or certificate of incorporation of such Borrowing Subsidiary, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation, as well as any other information required by
Section 326 of the USA Patriot Act or necessary for the Administrative Agent or any Bank to verify the identity of such Borrowing Subsidiary as required by
Section 326 of the USA Patriot Act.

     SECTION 3.03 Conditions Precedent to Each Committed Borrowing. The obligation of each Bank to make a Committed Advance on the occasion of each Committed Borrowing (including the initial Committed Borrowing) shall be subject to the further conditions precedent that the Effective Date shall have occurred and on the date of such Committed Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Committed Borrowing and the acceptance by the applicable Borrower of the proceeds of such Committed Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Committed Borrowing such statements are true):

          (a) The representations and warranties contained in subsections (a),
(b), (c), (d), (e)(i), (f)(ii) and (g) through (p) of Section 4.01 are correct on and as of the date of such Committed Borrowing, before and after giving effect to such Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          (b) No event has occurred and is continuing, or would result from such Committed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both; provided, that with respect to each Committed Borrowing proposed to be made to a Borrowing Subsidiary, each reference in Section 6.01(e), (f) and (i) to "Material Subsidiary" shall, solely for purposes of this Section 3.03(b), be deemed to include such Borrowing Subsidiary; and

          (c) The aggregate principal amount (or, in the case of securities issued at a discount from the principal amount at maturity, the accreted amount) of indebtedness for borrowed money (after giving effect to such Committed Borrowing and the application of the proceeds thereof) of the Company and its Subsidiaries does not exceed the maximum amount then authorized by the Company's Board of Directors.

     SECTION 3.04 Conditions Precedent to Each Uncommitted Borrowing. Each bidding Bank's obligation to make an Uncommitted Advance as part of an Uncommitted Borrowing (including the initial Uncommitted Borrowing) is subject to the conditions precedent that on the date of such Uncommitted Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Uncommitted Borrowing and the acceptance by such

Borrower of the proceeds of such Uncommitted Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Uncommitted Borrowing such statements are true):

          (a) The representations and warranties contained in subsections (a),
(b), (c), (d), (e)(i), (f)(ii) and (g) through (p) of Section 4.01 are correct on and as of the date of such Uncommitted Borrowing, before and after giving effect to such Uncommitted Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

          (b) No event has occurred and is continuing, or would result from such Uncommitted Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

          (c) The aggregate principal amount (or, in the case of securities issued at a discount from the principal amount at maturity, the accreted amount) of indebtedness for borrowed money (after giving effect to the application of the proceeds of such Uncommitted Borrowing) of the Company and its Subsidiaries does not exceed the maximum amount thereof then authorized by the Company's Board of Directors.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01 Representations and Warranties of the Company. The Company represents and warrants to the Banks as follows:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

          (b) The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's certificate of incorporation, as amended, or by-laws or (ii) law or any contractual restriction binding on or affecting the Company.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement.

          (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the applicable Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

           (e) (i) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 2002, and the related consolidated statements of income, cash flow and shareholders' equity of the Company and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its Consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles.

           (ii) Since December 31, 2002, there has been no material adverse change in the business, financial condition, operations, properties or performance of the Company and its Subsidiaries, taken as a whole.

           (f) There are no actions, suits or proceedings (investigative, judicial or otherwise) against the Company or any of its Subsidiaries pending before any court or arbitrator or any governmental body, agency or official, or, to the knowledge of any Responsible Officer of the Company, threatened, that could reasonably be expected (i) to have a Material Adverse Effect (except as set forth on Schedule III hereto as of the date hereof) or (ii) to materially and adversely affect the legality, validity or enforceability of this Agreement or any Note.

           (g) Following application of the proceeds of each Advance to the Company, not more than 25% of the value of the assets (either of the Company only or of the Company and its Consolidated Subsidiaries) will be Margin Stock subject to any restriction contained in any agreement or instrument between the Company and any Bank or any affiliate of any Bank relating to Debt within the scope of Section 6.01(e).

           (h) The Company is not principally engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

           (i) The Advances to each Borrower, and all related obligations of such Borrower under this Agreement, rank pari passu with all other unsecured indebtedness for money borrowed or raised by such Borrower that is not, by its terms, expressly subordinated to other such indebtedness of such Borrower.

           (j) No Borrower is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

           (k) (i) All necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Company and its Subsidiaries, and the Company and its Subsidiaries are in compliance with all such Environmental Permits, except to the extent that the failure to so obtain or comply could not reasonably be expected to have a Material Adverse Effect; and (ii) no circumstances exist that could reasonably be expected to (A) form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

           (l) None of the properties owned or leased by the Company or any of its Subsidiaries is the subject of any investigation or cleanup, whether voluntary or required pursuant to any Environmental Law or ordered by any governmental authority, that could reasonably be expected to have a Material Adverse Effect.

           (m) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

           (n) Neither the Company nor any of its ERISA Affiliates (i) has incurred or is reasonably expected to incur any Withdrawal Liability with respect to any Multiemployer Plan or (ii) has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

           (o) As of the last annual actuarial valuation date, the aggregate current liability (as defined in Section 412 of the Internal Revenue Code) under the Plans does not exceed the aggregate fair market value of the assets of such Plans by more than $50,000,000.

           (p) The Company does not intend to treat the Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Company determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

     So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, unless the Majority Banks shall otherwise consent in writing:

     SECTION 5.01 Compliance with Laws, Etc. The Company will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, except for laws, rules, regulations and orders the violation of which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.02 Interest Coverage Ratio. The Company will, as of the end of each fiscal quarter after the Effective Date, maintain an Interest Coverage Ratio of not less than 2.0 to 1.

     SECTION 5.03  Reporting Requirements. The Company will furnish to the
Banks:

           (a) within 60 days after the end of each of the first three quarters of each fiscal year of the Company, but in no case earlier than when such report shall be required to be filed with the Commission, a copy of the Company's Form 10-Q filed with the Commission for such quarter, or any similar quarterly report required to be filed by the Company with the Commission; provided that if the Company shall no longer be required to so file with the Commission, the Company will nonetheless thereafter continue to furnish to the Banks such financial statements and related materials as would have comprised such filings, at such times as the Company would have otherwise delivered the same to the Commission;

           (b) within 120 days after the end of each fiscal year of the Company, but in no case earlier than when such report shall be required to be filed with the Commission, a copy of the Company's Form 10-K filed with the Commission for such year, or any similar annual report required to be filed by the Company with the Commission; provided that if the Company shall no longer be required to so file with the Commission, the Company will nonetheless thereafter continue to furnish to the Banks such financial statements and related materials as would have comprised such filings, at such times as the Company would have otherwise delivered the same to the Commission;

           (c) simultaneously with the delivery of the reports referred to in clauses (a) and (b) above, a certificate of a designated financial officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section
5.02 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Event of Default or condition or event which with notice or lapse of time or both would become an Event of Default and, if any Event of Default or any such condition or event then exists, setting forth the details thereof and the action which the Company is taking with respect thereto;

           (d) promptly after the sending or filing thereof, copies of all reports which the Company sends to any of its security holders, and copies of all reports and registration statements (other than Form S-8 or any similar form) which the Company or any Borrowing Subsidiary files with the Commission or any national securities exchange;

           (e) promptly following any Responsible Officer's knowledge thereof, notice in writing of (i) the occurrence of any Event of Default or condition or event which with notice or lapse of time or both would become an Event of Default and, if any Event of Default or any such condition or event then exists, setting forth the details thereof and the action which the Company is taking with respect thereto, or (ii) the institution of, or any adverse final judgment in, any litigation, arbitration proceeding or governmental proceeding which, in the Company's judgment, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

           (f) such other pertinent information as any Bank may reasonably request.

     SECTION 5.04 Use of Proceeds. The Borrowers will use the proceeds of the Advances made under this Agreement only for general corporate purposes otherwise permitted under this Agreement, including, without limitation, mergers and acquisitions, the purchase of stock of other Persons, the repurchase of shares of capital stock of the Company, the repayment of indebtedness, the funding of employee benefit plans of the Company or its Subsidiaries, the purchase of goods and services and the making of capital expenditures and for other lawful purposes; provided that, no Borrower shall use the proceeds of any Advances made hereunder to acquire 20% or more of the outstanding shares of the capital stock of any Person unless (a) at the time of such acquisition, such Person shall have consented to such acquisition either by having entered into an agreement with the Company or a subsidiary of the Company contemplating a merger of such Person with or into the Company or such subsidiary or by its Board of Directors having authorized, approved or consented to such acquisition, or (b) such Borrower shall have obtained the prior written consent with respect thereto of (i) in the case of any Committed Borrowing the proceeds of which shall be used to facilitate such acquisition, the Banks and (ii) in the case of any Uncommitted Borrowing the proceeds of which shall be used to facilitate such acquisition, the Banks extending Uncommitted Advances in connection therewith; provided further that if the applicable Borrower shall have specified the intended use of proceeds of an Uncommitted Borrowing in the Notice of Uncommitted Borrowing with respect thereto, each Bank electing to offer to make one or more Uncommitted Advances in response thereto shall be deemed to have provided the written consent required under this Section 5.04 for such use of the proceeds of such Uncommitted Advances.

     SECTION 5.05 Limitation on Liens, Etc. The Company will not create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any Lien, upon or with respect to any of its properties (other than Margin Stock), whether now owned or hereafter acquired, or assign, or permit any of its Consolidated Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person or entity, other than:

           (a) Liens arising in connection with the obligations of the Company or any Subsidiary under industrial revenue bonds;

           (b) Liens on assets of a Subsidiary of a Borrower to secure Debt of such Subsidiary to any Borrower;

           (c) Purchase money Liens claimed by sellers of goods on ordinary trade terms provided that no financing statement has been filed to perfect such Liens, and provided that no such Lien shall extend to assets of any character other than the goods being acquired;

           (d)  Liens securing Debt existing as of December 31, 2002;

           (e) Liens securing Debt on property of a corporation or firm (or division thereof) that becomes a Subsidiary of the Company or of any of its Subsidiaries after the date hereof in accordance with Section 5.06 and existing at the time such corporation is merged or consolidated with the Company or any Subsidiary, at the time such corporation or firm (or division thereof) becomes a Subsidiary of the Company or any of its Subsidiaries, or at the time of a sale, lease or other disposition of the properties of a corporation or a firm (or division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary, provided that such Liens were not created in contemplation of such merger, consolidation, acquisition, sale, lease or disposition and do not extend to assets other than those of the Person merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary;

           (f) Liens on life insurance policies owned by the Company or any Subsidiary, securing Insurance Policy Debt;

           (g) Purchase money Liens constituting the interest of a lessor under a lease that would be capitalized on the lessee's balance sheet in accordance with GAAP, or under a sale-leaseback transaction, in each case relating to equipment, provided that after giving effect thereto, no Event of Default under Section 5.02 shall exist;

           (h) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Liens referred to in the foregoing subsections (a) through (g); provided that, in the case of Liens referred to in the foregoing subsections (c), (d), (e), (f) and (g), the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or a part of the property which is subject to the Lien so extended, renewed or replaced (plus improvements on such property);

           (i) Liens incurred in connection with Securitization Transactions; provided, that such Liens do not encumber any property other than the Receivables and Related Security relating to such Securitization Transactions; and

           (j) Additional Liens securing Debt other than as may be included in the foregoing subsections (a) through (i), provided, that the aggregate outstanding principal amount of such Debt shall not at any time exceed 10% of Consolidated Tangible Net Worth at such time.

     SECTION 5.06 Merger; Sale of Assets. The Company will not, and will not permit its Material Subsidiaries to, merge or consolidate with or into any other Person, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter required), except that:

           (a) the Company or a Material Subsidiary may acquire another corporation by merger, provided that, if the Company is a party to such merger, the Company is the surviving corporation, and provided further that after giving effect to such merger, no Event of Default (or event which, with the giving of notice or the passing of time or both would constitute an Event of Default) shall exist;

           (b) any Material Subsidiary may merge or consolidate with or into, or sell or otherwise dispose of any or all of its assets to, the Company or another Subsidiary, and any Material Subsidiary that is not a Borrowing Subsidiary may sell all or substantially all of its assets; provided that (a) after giving effect to such merger, consolidation, sale or other disposition, no Event of Default (or any event which, with the giving of notice or the passing of time or both would constitute an Event of Default) shall exist, and (b) in the case of an asset sale by such a Material Subsidiary, the assets to be sold do not constitute all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; and

           (c) the Company or any Material Subsidiary may transfer interests in accounts or notes receivable on a limited recourse basis in connection with Securitization Transactions.

    SECTION 5.07 Books and Records; Inspection. The Company will, and will cause each of its Subsidiaries to, (a) maintain complete and accurate books and records, in which full and correct entries shall be made of all financial transactions of the Company and each such Subsidiary in accordance with generally accepted accounting principles, and (b) permit any Bank, the Administrative Agent and their respective employees and agents, at such reasonable times during normal business hours and as often as may be reasonably requested, to inspect any of the properties of the Company or any of its Subsidiaries and to inspect and make copies of the material books and records of the Company and its Subsidiaries and to discuss the affairs and finances of the Company and its Subsidiaries with their officers; provided that such Bank or the Administrative Agent shall have delivered a written request for such inspection to the Company prior to the date of any such inspection.

     SECTION 5.08   Corporate Existence. Subject to the Company's rights under
Section 5.06, the Company will, and will cause each of its Material Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

     SECTION 5.09 Conduct of Business. The Company shall not, and shall not permit any Material Subsidiary to, engage in any line of business other than (A) the businesses engaged in by the Company and its Subsidiaries on the date hereof and (B) any business or activities substantially similar or related thereto (which shall include, without limitation, other businesses related to the handling and/or distribution of data used or processed in the businesses engaged in by the Company and its Subsidiaries on the date hereof).

     SECTION 5.10 Payment of Taxes. The Company will pay and discharge, and cause each of its Material Subsidiaries to pay and discharge, before the same shall become delinquent, all material taxes, assessments and governmental charges or levies imposed upon it or its property; provided, however, that neither the Company nor any of its Material Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or levy that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, as long as no action has been commenced to enforce any Lien securing any such tax, assessment, charge or levy.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

        (a) A Borrower shall fail to pay when due any installment of principal of any Advance; or

        (b) A Borrower shall fail to pay any fee under this Agreement, or any installment of interest on any Advance, within five (5) days after the due date thereof; or

        (c) Any written representation or warranty made or deemed made by a Borrower herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

        (d) The Company shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.02, 5.03(a), (b) or (e), 5.04, 5.05, 5.06, 5.07, 5.08, 5.09 or 5.10, or (ii) any other term, covenant or agreement contained in this Agreement, other than as otherwise provided in this Section 6.01, on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Majority Banks through the Administrative Agent; or

        (e) The Company or any Material Subsidiary shall fail to pay any principal of or premium or interest on any Debt, or any obligations in respect of acceptances, letters of credit or other similar instruments, of the Company or such Material Subsidiary which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Debt arising under this Agreement), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or other obligation; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt or other obligation and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Debt or other obligation; or any Debt or other such obligation in which the outstanding principal exceeds $50,000,000 shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed, defeased or otherwise repurchased by the Company or any Material Subsidiary (other than by a regularly-scheduled required prepayment), or any offer to prepay, redeem, defease or purchase such Debt shall be required to be made, prior to the stated maturity thereof; or

        (f) (i) The Company or any Material Subsidiary (A) shall generally not pay its debts as such debts become due, or (B) shall admit in writing its inability to pay its debts generally, or (C) shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Company or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the event of any such proceeding instituted against the Company or any Material Subsidiary (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of 60 days or shall result in the entry of an order for relief, the appointment of a trustee or receiver, or other action in such proceeding or result adverse to the Company or such Material Subsidiary, as applicable; or (iii) the Company or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f)(i)(B), (i)(C) or (ii); or

        (g) Any Person, or a group of Persons acting in concert, shall at any time acquire, directly or indirectly, in excess of 50% of the securities having ordinary voting power to elect members of the board of directors of the Company; or

        (h) The Company shall incur liability in excess of $50,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

        (i) One or more final judgments or orders for the payment of money, in an aggregate amount exceeding $50,000,000 at any one time outstanding (exclusive of judgment amounts fully covered by insurance, to the extent the insurer has admitted liability in respect thereof), shall be rendered against the Company or any Material Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) such judgments or orders shall not be discharged (or provision shall not have been made for such discharge), a stay of execution thereof shall not be obtained, or such judgments or orders shall not be paid or bonded, within 60 days from the date of entry thereof, and the Company or such Material Subsidiary, as the case may be, shall not, within such 60-day period, appeal therefrom and cause the execution thereof to be stayed pending such appeal;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, (i) declare the obligation of each Bank to make Advances to any Borrower to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that if an Event of Default under
Section 6.01(f) (other than subsection (i)(a) thereof) occurs with respect to the Company, (A) the obligation of each Bank to make Advances to any Borrower shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                  ARTICLE VII

                                    GUARANTEE

     SECTION 7.01 Unconditional Guarantee. For valuable consideration, receipt whereof is hereby acknowledged, and to induce the Banks to make Advances to each Borrowing Subsidiary, the Company unconditionally and irrevocably guarantees to the Banks and the Administrative Agent that the principal of and interest on each Advance and all other amounts payable by each Borrowing Subsidiary hereunder shall be promptly paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms hereof and thereof, and, in the case of any extension of time of payment, in whole or in part, that all such amounts shall be promptly paid when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension. In addition, the Company unconditionally agrees that upon (a) default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any of such principal, interest or other amounts, the Company shall forthwith pay the same, or (b) the occurrence and continuance of any event described in
Section 6.01(e), (f) or (i) with respect to any Borrowing Subsidiary (as if each reference therein to "Material Subsidiary" were a reference to such Borrowing Subsidiary), the Company shall forthwith pay all principal, interest and other amounts payable hereunder by such Borrowing Subsidiary. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the obligations of any Borrowing Subsidiary guaranteed by the Company under this Article VII and would be owed by any such Borrowing Subsidiary to any Bank or the Administrative Agent under this Agreement or the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrowing Subsidiary.

     SECTION 7.02   Validity. The obligations of the Company under this
Article VII are independent of the obligations of the Borrowing Subsidiaries guaranteed hereunder, and a separate action or actions may be brought and prosecuted against the Company to enforce its obligations under this Article VII, irrespective of whether any action is brought against any Borrowing Subsidiary or whether any Borrowing Subsidiary is joined in any such action or actions. The obligations of the Company under this Article VII shall be unconditional irrespective of (i) the genuineness, validity, regularity or enforceability of the obligations of the Borrowing Subsidiaries under this Agreement, any Note or any Assumption Letter, (ii) any law, regulation or order of any jurisdiction affecting any term of any obligation of any Borrowing Subsidiary under this Agreement or the rights of any Bank or the Administrative Agent with respect thereto, (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrowing Subsidiary guaranteed by the Company under this Article VII, or any other amendment or waiver of or any consent to departure from this Agreement or the Notes, (iv) any change, restructuring or termination of the corporate structure or existence of any Borrowing Subsidiary or any of its Subsidiaries, or (v) to the fullest extent permitted by applicable law, any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

     SECTION 7.03 Waivers. The Company expressly waives promptness, diligence, presentment, protest and any other notice with respect to the obligations of the Company under this Article VII and any requirement that any right or power be exhausted or any action be taken against any Borrowing Subsidiary and all notices and demands whatsoever.

     SECTION 7.04 Subrogation. The Company shall be subrogated to the rights of the Banks or the Administrative Agent against any Borrowing Subsidiary hereunder only after the Banks and the Administrative Agent shall have been paid in full all such amounts, with interest thereon, for which such Borrowing Subsidiary shall have become indebted hereunder.

     SECTION 7.05 Acceleration. The Company agrees that, as between the Company on the one hand, and the Banks and the Administrative Agent, on the other hand, the obligations of each Borrowing Subsidiary guaranteed under this
Article VII may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 6.01 hereof for purposes of this Article VII, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Borrowing Subsidiary or otherwise) preventing such declaration as against such Borrowing Subsidiary and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrowing Subsidiary) shall forthwith become due and payable by the Company for purposes of this Article VII.

     SECTION 7.06 Reinstatement. The Company's obligations under this Article VII shall be reinstated if at any time any payment received by any Bank or the Administrative Agent from any Borrowing Subsidiary hereunder is required to be repaid or returned by such Bank or the Administrative Agent, all as though such payment had not been made.

     SECTION 7.07 Continuing Guaranty; Assignments. This guarantee of the Company shall (a) remain in full force and effect until the later of (i) the cash payment in full of the obligations of any Borrowing Subsidiary guaranteed by the Company under this Article VII and (ii) the Termination Date (or, if the Company has made the Term Loan Election, the Maturity Date), (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Banks and the Administrative Agent and their successors, transferees and assigns (provided that the applicable transfers and assignments are made in accordance with the terms of this Agreement).

                                   ARTICLE VIII

                    ADMINISTRATIVE AGENT; SYNDICATION AGENT;
                         DOCUMENTATION AGENT; CO-AGENTS

     SECTION 8.01 Authorization and Action. Each Bank appoints and authorizes Bank One to act as the Administrative Agent hereunder, and each Bank irrevocably authorizes the Administrative Agent (for so long as the Administrative Agent remains in such capacity under this Agreement) to act as the contractual representative of such Bank with only the rights and duties expressly set forth herein. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article VIII. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Banks with only those duties as are expressly set forth in this Agreement. In its capacity as the Banks' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Banks, (ii) is a "representative" of the Banks within the meaning of Section 9-105 of the Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement. Each Bank agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank waives. The Administrative Agent shall have and may exercise such powers under this Agreement as are specifically delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental hereto. The Administrative Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action hereunder, except any action specifically provided by this Agreement to be taken by the Administrative Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other instrument, document or agreement executed in connection herewith by or through employees, agents, and attorney-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint any Affiliate as its agent for all matters relating to Advances made in Alternative Currencies. Each such agent shall be entitled to all of the rights and benefits granted to the Administrative Agent hereunder, and each Bank shall treat any notice given by any such agent as if it had been given directly by the Administrative Agent.

     SECTION 8.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an assignment agreement entered into by the Bank that is the payee of such Note, as assignor, and a Purchaser, as assignee, as provided in Section 9.03; (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (vi) shall not have any duty to ascertain, inquire into or verify the financial condition of the Company or any of its Subsidiaries; (vii) shall have no duty to disclose to the Banks information that is not required to be furnished by the Company to the Administrative Agent at such time, but is voluntarily furnished by the Company to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity); and (viii) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram) believed by it to be genuine and signed or sent by the proper party or parties. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Banks and all matters pertaining to the Administrative Agent's duties hereunder.

     SECTION 8.03 The Administrative Agent and Affiliates. With respect to any financial institution which shall become the Administrative Agent hereunder, and with respect to such financial institution's Commitment and the Advances made by it, such financial institution shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include such financial institution in its individual capacity, if applicable. Each such financial institution and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of their respective Subsidiaries and any Person who may do business with or own securities of any Borrower or any such Subsidiary, all as if such financial institution were not the Administrative Agent and without any duty to account therefor to the Banks.

     SECTION 8.04 Bank Credit Decision; Notice of Default. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, or an event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, unless the Agent has received written notice from a Bank or the Company referring to this Agreement describing such Event of Default, or such event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks.

     SECTION 8.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes held by each of them (or, if no Notes are outstanding at the time or if any Notes are held by Persons that are not Banks, ratably according to the respective amounts of their Commitments) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers. The obligation of the Banks under this Section 8.05 shall survive payment of the Obligations and the termination of this Agreement.

     SECTION 8.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint another Bank as successor Administrative Agent or, if acceptable to the Company, any other commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation or the Majority Banks remove the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and otherwise acceptable to the Company. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     SECTION 8.07 Syndication Agent; Documentation Agent; Managing Agent. The Banks identified in this Agreement as the Syndication Agent, the Documentation Agent or the Managing Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, such Banks shall not have or be deemed to have a fiduciary relationship with any Bank. Each Bank hereby makes the same acknowledgments with respect to such Banks as it makes with respect to the Administrative Agent in Section 8.04.

                                   ARTICLE II

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     SECTION 9.01 Successors and Assigns. The terms and provisions of this Agreement and the Notes shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns permitted hereby, except that (a) neither the Company nor any Borrowing Subsidiary shall have the right to assign its rights or obligations under this Agreement and the Notes without the prior written consent of each Bank, (b) any assignment by any Bank must be made in compliance with Section 9.03, and (c) any transfer by participation must be made in compliance with Section 9.02. Any attempted assignment or transfer by any party not made in compliance with this Section
9.01 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 9.02. The parties to this Agreement acknowledge that clause (b) of this Section 9.01 relates only to absolute assignments and this Section 9.01 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Bank of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Bank which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, that no such pledge or assignment creating a security interest shall release the transferor Bank from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 9.03 and no Person acquiring any interest in any pledge or assignment creating a security interest shall be entitled to exercise any voting rights hereunder. The Administrative Agent may treat the Person which made any Advance or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 9.03; provided, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Advance or which holds any Note to direct payments relating to such Advance or Note to another Person. Any assignee of the rights to any Advance or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of this Agreement and the Notes. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Advance (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Advance.

     SECTION 9.02 Participations.

          9.02.1 Permitted Participants; Effect. Any Bank may at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under this Agreement and the Notes. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement and the Notes shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Advances and the holder of any Note issued to it in evidence thereof for all purposes under this Agreement and the Notes, all amounts payable by the Borrowers under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the Notes.

          9.02.2 Voting Rights. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement and the Notes other than any amendment, modification or waiver with respect to any Advance or Commitment in which such Participant has an interest which would require consent of all of the Banks pursuant to the terms of clause (iii) or (iv) of Section 10.01.

          9.02.3 Benefit of Certain Provisions. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 9.05 in respect of its participating interest in amounts owing under this Agreement and the Notes to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement and the Notes; provided, that each Bank shall retain the right of setoff provided in Section
9.05 with respect to the amount of participating interests sold to each Participant to the extent not applied by such Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 9.05, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 2.15 as if each Participant were a Bank. The Company further agrees that each Participant shall be entitled to the benefits of Sections 2.02(d), 2.11, 2.12 and 2.18 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 9.03; provided, that (a) a Participant shall not be entitled to receive any greater payment under Sections 2.02(d), 2.11, 2.12 or 2.18 than the Bank who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Company, and (b) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 2.18 to the same extent as if it were a Bank.

     SECTION 9.03 Assignments.

          9.03.1 Permitted Assignments. Any Bank may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under this Agreement and the Notes. Such assignment shall be substantially in the form of Exhibit A or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Bank or an Affiliate of a Bank shall either be in an amount equal to the entire applicable Commitment and Advances of the assigning Bank or (unless each of the Company (unless an Event of Default has occurred and is continuing) and the Administrative Agent otherwise consents) be in an aggregate amount not less than the lesser of (a) $10,000,000 or (b) the remaining amount of the assigning Bank's Commitment. The amount of the assignment shall be based on the Commitment or outstanding Advances (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment. Any assignment required pursuant to Section 2.05(b) shall also be made pursuant to this Section 9.03.

          9.03.2 Consents. The consent of the Company shall be required prior to an assignment becoming effective unless the Purchaser is a Bank or an Affiliate of a Bank; provided, that the consent of the Company shall not be required if an Event of Default has occurred and is continuing or if the assignment is in connection with the physical settlement of credit derivative transactions and the Administrative Agent shall use commercially reasonable efforts to give prompt notice to the Company of any such assignment. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Bank or an Affiliate of a Bank. Any consent required under this Section 9.03.2 shall not be unreasonably withheld or delayed.

          9.03.3 Effect; Effective Date. Upon (a) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 9.03.1 and 9.03.2, and (b) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Advances under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under this Agreement and the Notes will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement and the Notes, to the same extent as if it were an original party thereto, and the transferor Bank shall be released with respect to the Commitment and Advances assigned to such Purchaser without any further consent or action by the Company, the Banks or the Administrative Agent. In the case of an assignment covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a Bank hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 9.03.3 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 9.03.2. Upon the consummation of any assignment to a

Purchaser pursuant to this Section 9.03.3, the transferor Bank, the Administrative Agent and the Company shall, if the transferor Bank or the Purchaser desires that its Advances be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          9.03.4 Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Advances owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

     SECTION 9.04 Dissemination of Information. The Company authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in this Agreement and the Notes by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company and its Subsidiaries; provided, that each Transferee and prospective Transferee agrees to be bound by Section 10.09 of this Agreement.

     SECTION 9.05 Tax Treatment. If any interest in this Agreement or any Note is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.18.

                                  ARTICLE III

                                  MISCELLANEOUS

     SECTION 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor any consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, directly do any of the following: (i) waive any of the conditions specified in Section 3.01 or 5.04, (ii) increase or extend the Commitments of the Banks (except pursuant to Section 2.06(a), 2.22 or 2.23) or subject the Banks to any additional obligations, (iii) reduce the principal of, or the stated rate at which interest accrues on, the Notes or reduce the stated rate at which the Facility Fee and the Utilization Fee are calculated,
(iv) postpone any date fixed for any payment of principal of, or interest on, the Committed Advances or any fees or other amounts payable hereunder, (v) change the percentage of the Commitments, or of the aggregate unpaid principal amount of the Notes, or the number of Banks which shall be required for the Banks or any of them to take any action hereunder or (vi) amend this Section 10.01; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

     SECTION 10.02 Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered,

              (i) if to the Company, at its address at 77 West Wacker Drive, Chicago, Illinois 60601 Attention: Treasurer, telecopy number (312) 326-8557;

              (ii) if to any Borrowing Subsidiary, at the address specified in the Assumption Letter pursuant to which it became a Borrowing Subsidiary, with a copy to the Company at the address specified herein; provided that any such notice may be given solely to the Company, at the option of the party giving such notice;

              (iii) if to any bank listed on the signature pages hereof, at its Domestic Lending Office specified opposite its name on Schedule I hereto;

              (iv) if to any other Bank, at its Domestic Lending Office specified in the assignment agreement pursuant to which it became a Bank;

              (v) if to the Administrative Agent, at the Domestic Lending Office specified opposite its name on Schedule I hereto;

or as to the Borrowers and the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties, and as to each such other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when sent by overnight courier, mailed or telecopied, be effective when delivered to such courier, deposited in the mails, or telecopied and confirmed by return telecopy, respectively, except that notices and communications to the Administrative Agent pursuant to Articles II, III and VIII shall not be effective until received by the Administrative Agent. Notices hereunder to the Company shall not be given by electronic mail.

          (b) If any notice required under this Agreement is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Administrative Agent or by any Bank shall be binding upon the Company and each other Borrower notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Administrative Agent or such Bank;
provided that any such action taken or omitted to be taken by the Administrative Agent or such Bank shall have been in good faith and in accordance with the terms of this Agreement.

     SECTION 10.03 No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any

Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.04 Costs and Expenses. (a) The Company agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses of the Arranger and the Administrative Agent (including, without limitation, reasonable fees and expenses of counsel), in connection with any amendments, modifications or waivers of the provisions hereof, or in determining the rights and obligations of the parties hereto under this Agreement and the Notes, or the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder; provided that if, in the event of any enforcement undertaken by the Banks hereunder, it shall be determined that sufficient conflicts exist such that a single law firm engaged by the Administrative Agent or the Majority Banks is precluded by law or by standards of conduct from representing the Banks as a group, and such conflicts would exist with respect to any other law firm representing the Banks as a group, the Company agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses of each Bank, if any (including, without limitation, reasonable fees and expenses of counsel), in connection with such enforcement undertaking.

          (b) The Company agrees to pay to the Administrative Agent such fees as shall have been agreed to by the Administrative Agent and the Company in a separate agreement regarding the provision by the Administrative Agent of services as Administrative Agent under this Agreement.

     SECTION 10.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the declaration that the Advances are due and payable pursuant to the provisions of Section 6.01, each Bank is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Bank shall promptly notify the Company after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

     SECTION 10.06 Binding Effect. This Agreement (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions set forth in Section 3.01) shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have been notified by each bank listed on the signature pages hereof that it has executed this Agreement and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each Bank and their respective successors and assigns, except that neither the Company nor any Borrowing Subsidiary shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

     SECTION 10.07 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     SECTION 10.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 10.09 Confidentiality. Each Bank agrees that it will use reasonable efforts to keep confidential any information from time to time supplied to it by the Company which the Company designates in writing at the time of its delivery to the Bank is to be treated confidentially; provided, however, that nothing herein shall affect the disclosure of any such information to: (i) the extent required by statute, rule, regulation or judicial process; (ii) counsel for any Bank or to their respective accountants; (iii) bank examiners and auditors; (iv) any Affiliate of such Bank; (v) any other Bank, or, subject to Section 9.04, any Transferee or prospective Transferee; or (vi) any other Person in connection with any litigation to which any one or more of the Banks is a party; provided further, however, that each Bank agrees that it will use reasonable efforts to promptly notify the Company of any request for information under this clause
(vi) or with respect to any request for information not enumerated in this
Section 10.09, if not otherwise prohibited from doing so. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Bank (and each employee, representative or other agent of any Bank) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Bank relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure. The foregoing sentence shall be effective retroactively to the time of the first discussions between the parties relating to the Advances and the transactions related thereto.

     SECTION 10.10 Non-Reliance by the Banks. Each Bank by its signature to this Agreement represents and warrants that (i) it has not relied in the extension of the credit contemplated by this Agreement, nor will it rely in the maintenance thereof, upon any assets of the Company or its Subsidiaries consisting of Margin Stock as collateral and (ii) after reviewing the financial statements of the Company and its Consolidated Subsidiaries referred to in Section 4.01(e), such Bank has concluded therefrom that the consolidated cash flow of the Company and its Consolidated Subsidiaries is sufficient to support the credit extended to the Company pursuant to this Agreement.

     SECTION 10.11 No Indirect Security. Notwithstanding any Section or provision of this Agreement to the contrary, nothing in this Agreement shall restrict or limit the right or ability of the Company or any of its Subsidiaries to pledge, mortgage, sell, assign, or otherwise encumber or dispose of any Margin Stock.

     SECTION 10.12 Indemnification. The Company agrees to indemnify and hold harmless the Administrative Agent, each Bank, and their respective officers, directors, employees and agents (any one of the foregoing being an "Indemnified Party" and any two or more of the foregoing being "Indemnified Parties") from and against, and pay the Indemnified Parties the amount of, any and all claims, damages, liabilities, and reasonable, documented out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against an Indemnified Party relating in whole or in part to this Agreement, the Notes, any documents delivered in connection herewith and the transactions contemplated hereby, and in connection with or arising out of or by reason of, or in connection with the preparation of a defense of, any investigation, litigation or proceeding brought by a Person other than the Indemnified Parties or the Company and its Subsidiaries, arising out of, related to or in connection with (i) this Agreement, the Notes, any of the transactions contemplated herein or the use or proposed use of the proceeds of any Advances, (ii) any acquisition or proposed acquisition by the Company or any of its Subsidiaries of all or any portion of the stock or all or substantially all of the assets of any Person, or (iii) the actual or alleged presence of Hazardous Materials on any property of the Company or any of its Subsidiaries or any Environmental Action relating to any of them, in each case whether or not such investigation, litigation or proceeding is brought by the Company, any other Borrower, their respective shareholders or creditors, an Indemnified Party or any other Person, and whether or not an Indemnified Party is otherwise a party thereto, provided, however, that this indemnification shall not apply to any claim, damage, liability, cost or expense that is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party's gross negligence or willful misconduct. The covenants of the Company contained in this Section 10.12 and in Sections 10.04, 2.11, 2.12 and 2.19 shall survive the repayment of all amounts due and payable under this Agreement and the termination of this Agreement.

     SECTION 10.13 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     SECTION 10.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY, ANY BORROWING SUBSIDIARY, THE ADMINISTRATIVE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY BENCH TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN

ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     SECTION 1.01 Jurisdiction, Etc. (a) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Illinois state court or federal court of the United States of America sitting in Chicago, Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Illinois state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (a) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any Illinois state or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 1.02 Nonliability of Banks. The relationship between the Borrowers on the one hand and the Banks and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger nor any Bank shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger nor any Bank undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations. Neither the Administrative Agent, the Arranger nor any Bank shall have any liability with respect to, and the Borrowers waive, release and agree not to sue for, any special, indirect or consequential damages suffered by the Borrowers in connection with, arising out of, or in any way related to this Agreement or the transactions contemplated thereby.

     SECTION 1.03 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     SECTION 1.04 USA Patriot Act Notification. The following notification is provided to each Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (the "USA Patriot Act"):

          IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for such
     Borrower: When such Borrower opens an account, if such Borrower is an individual, the Administrative Agent and the Banks will ask for such Borrower's name, residential address, tax identification number, date of birth, and other information that will allow the Administrative Agent and the Banks to identify such Borrower, and, if such Borrower is not an individual, the Administrative Agent and the Banks will ask for such Borrower's name, tax identification number, business address, and other information that will allow the Administrative Agent and the Banks to identify such Borrower. The Administrative Agent and the Banks may also ask, if such Borrower is an individual, to see such Borrower's driver's license or other identifying documents, and, if such Borrower is not an individual, to see such Borrower's legal organization documents or other identifying documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           R.R. DONNELLEY & SONS COMPANY

                                           By: /s/ James M. Moran
                                               ---------------------------------

                                           Title: VP & TREASURER
                                                 -------------------------------

                                           BANK ONE, NA, as Administrative Agent
                                           and as a Bank

                                           By: /s/ Diane M. Faunda
                                               ---------------------------------

                                           Title: Director, Capital Markets
                                                  ------------------------------

                                           WACHOVIA BANK, NATIONAL
                                           ASSOCIATION, as Syndication Agent and
                                           a Bank

                                           By: /s/ Steven [ILLEGIBLE]
                                               ---------------------------------

                                           Title: Director
                                                  ------------------------------

                                           THE NORTHERN TRUST COMPANY, as
                                           Documentation Agent and a Bank

                                           By: /s/ David [ILLEGIBLE]
                                               ---------------------------------

                                           Title: VP
                                                  ------------------------------

                                           JP MORGAN CHASE BANK,
                                           as Managing Agent and a Bank

                                           By: /s/ Beth [ILLEGIBLE]
                                               ---------------------------------

                                           Title: Vice President
                                                  ------------------------------

                                           CITIBANK, N.A.,
                                           as a Bank

                                           By: /s/ Henry J. Matthews
                                               ---------------------------------

                                           Title: Vice President
                                                 -------------------------------

                                           FIFTH THIRD BANK,
                                           as a Bank

                                           By: /s/ [ILLEGIBLE]
                                               ---------------------------------

                                           Title: Assistant Vice President
                                                  ------------------------------

                                           ING BANK,
                                           as a Bank
/s/ [ILLEGIBLE]
Drs. M.J.J van der Hooft                   By: /s/ [ILLEGIBLE]
                                               ---------------------------------

Relationship Manager                       Title: Relationship Manager
                                                  ------------------------------

                                              THE BANK OF TOKYO - MITSUBISHI,
                                              LTD., CHICAGO BRANCH, as a Bank


                                              By: /s/ Shinichiro Munechika
                                                 -------------------------------

                                              Title: Deputy General Manager
                                                    ----------------------------

                                              BARCLAYS BANK PLC, as a Bank


                                              By: /s/ Nicholas A. Bell
                                                 -------------------------------

                                              Title: Director Loan Transaction
                                                    ----------------------------
                                                     Management
                                                    ----------------------------

                                              EXPORT DEVELOPMENT CANADA, as
                                              a Bank



                                              By: /s/ David Baron
                                                 -------------------------------

                                              Title: Financial Services Manager
                                                    ----------------------------


                                              By: /s/ Carl Burlock
                                                 -------------------------------

                                              Title: Senior Financial Services
                                                    ----------------------------
                                                     Manager
                                                    ----------------------------

                                              MORGAN STANLEY BANK, as a Bank


                                              By: /s/ Jaap L. Tonckens
                                                 -------------------------------

                                              Title:   Vice President
                                                    ----------------------------
                                                       Morgan Stanley Bank
                                                    ----------------------------

                                              PNC BANK, as a Bank



                                              By: /s/ Dorothy G. W. Brailer
                                                 -------------------------------

                                              By: Dorothy G. W. Brailer
                                                 -------------------------------

                                              Title: Vice President
                                                    ----------------------------

                                              BANK OF IRELAND, as a Bank



                                              By: /s/ Lain Donovan
                                                 -------------------------------

                                              Title: Manager
                                                    ----------------------------


                                              By: /s/ Gwen Evans
                                                 -------------------------------

                                              Title: Manager
                                                    ----------------------------

                                   SCHEDULE I

                                                                                     Eurocurrency
                                                 Domestic                               Lending
   Name of Bank                  Commitment      Lending Office                          Office
   ------------                  ----------      --------------                          ------
Bank One, NA                    $27,000,000      1 Bank One Plaza                         same
                                                 14th Floor, Suite 0088
                                                 Chicago, IL 60670
                                                 Attn:  Diane Faunda
                                                 Phone: (312) 732-1612
                                                 FAX:   (312) 732-5161

Wachovia Bank, National         $27,000,000      191 Peachtree Street, N.E.               same
Association                                      Atlanta, GA 30303
                                                 Attn: Rob Wilson
                                                 Phone: (404) 332-6538
                                                 FAX.   (404) 332-4058

The Northern Trust Company      $20,000,000      50 South LaSalle Street                  same
                                                 11th Floor
                                                 Chicago, IL 60675
                                                 Attn:  Laura Watzke
                                                 Phone: (312) 444-2311
                                                 FAX:   (312) 444-6062

JP Morgan Chase Bank            $14,000,000      2 Chase Manhattan Plaza                  same
                                                 13th Floor
                                                 New York, NY 10081
                                                 Attn:  Nicoleen Prince
                                                 Phone: (212) 552-4657
                                                 FAX:   (212) 552-1020

Citibank, N.A.                  $12,000,000      233 South Wacker Drive                   same
                                                 86th Floor
                                                 Chicago, IL 60606
                                                 Attn:  Peter Koesler
                                                 Phone: (312) 876-3273
                                                 FAX:   (312) 876-3387

Fifth Third Bank                $12,000,000      1701 West Golf Road                      same
                                                 Rolling Meadows, IL 60008
                                                 Attn:  Jeff Assenmacher
                                                 Phone: (847) 354-7183
                                                 FAX:   (847) 354-7130

                                                                                     Eurocurrency
                                                 Domestic                               Lending
   Name of Bank                  Commitment      Lending Office                          Office
   ------------                  ----------      --------------                          ------
ING Bank                        $10,000,000      1325 Avenue of the Americas              same
                                                 6th Floor
                                                 New York, NY 10019
                                                 Attn:  Norma Cruz
                                                 Phone: (646) 424-8230
                                                 FAX:   (646) 424-8253

The Bank of Tokyo -             $10,000,000      227 West Monroe Street                   same
Mitsubishi, Ltd., Chicago                        Suite 2300
Branch                                           Chicago, IL 60606
                                                 Attn:  Diane Tkach
                                                 Phone: (312) 696-4663
                                                 FAX:   (312) 696-4535

Barclays Bank PLC               $10,000,000      200 Park Avenue                          same
                                                 4th Floor
                                                 New York, NY 10186
                                                 Attn:  David Barton
                                                 Phone: (212) 412-7693
                                                 FAX:   (212) 412-7511

Export Development Canada       $10,000,000      151 O'Connor Street                      same
                                                 Ottawa, Canada K1A 1K3
                                                 Attn:  Carl Burlock/David Baron
                                                 Phone: (613) 598-3087/2558
                                                 FAX:   (613) 598-6858

Morgan Stanley Bank             $8,000,000       750 Seventh Avenue                       same
                                                 11th Floor
                                                 New York, NY 10020
                                                 Attn:  Joseph DiTomaso
                                                 Phone: (212) 762-2320
                                                 FAX:   (212) 762-0346

PNC Bank, N.A.                  $7,500,000       249 Fifth Avenue                         same
                                                 2nd Floor
                                                 Pittsburgh, PA 15222
                                                 Attn:  Hana Deiter
                                                 Phone: (412) 762-8865
                                                 FAX:   (412) 762-6484

                                                                                     Eurocurrency
                                                 Domestic                               Lending
   Name of Bank                  Commitment      Lending Office                          Office
   ------------                  ----------      --------------                          ------
Bank of Ireland                 $7,500,000       FL4 La Touche House, I.F.S.C.            same
                                                 Custom Dock House
                                                 Dublin 1, Ireland
                                                 Attn:  Gwen Evans
                                                 Phone: 011-353-1-611-5328
                                                 FAX:   011-353-1-829-0129

                                   SCHEDULE II

                                PRICING SCHEDULE

================================================================================================================
            APPLICABLE
              MARGIN
          (EUROCURRENCY               LEVEL I       LEVEL II       LEVEL III        LEVEL IV        LEVEL V
              RATE)                   STATUS         STATUS          STATUS          STATUS          STATUS
----------------------------------------------------------------------------------------------------------------
Eurocurrency Rate (Revolving           0.24%         0.28%           0.32%            0.40%          0.625%
Loans)
----------------------------------------------------------------------------------------------------------------
Eurocurrency Rate (Term Loans)        0.365%         0.405%          0.445%          0.525%          0.75%
================================================================================================================

================================================================================================================
            APPLICABLE                LEVEL I       LEVEL II       LEVEL III        LEVEL IV        LEVEL V
           FACILITY FEE               STATUS         STATUS          STATUS          STATUS          STATUS
               RATE
================================================================================================================
Applicable Facility Fee                0.06%         0.07%           0.08%            0.10%          0.125%
================================================================================================================
Applicable Utilization Fee Rate        0.05%         0.05%           0.05%           0.125%          0.125%
================================================================================================================

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Level I Status" exists at any date if, on such date, the Company's Moody's Rating is A1 or better or the Company's S&P Rating is A+ or better.

     "Level II Status" exists at any date if, on such date, (a) the Company has not qualified for Level I Status and (b) the Company's Moody's Rating is A2 or better or the Company's S&P Rating is A or better.

     "Level III Status" exists at any date if, on such date, (a) the Company has not qualified for Level I Status or Level II Status and (b) the Company's Moody's Rating is A3 or better or the Company's S&P Rating is A- or better.

     "Level IV Status" exists at any date if, on such date, (a) the Company has not qualified for Level I Status, Level II Status or Level III Status and (b) the Company's Moody's Rating is Baa1 or better or the Company's S&P Rating is BBB+ or better.

     "Level V Status" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

     "Moody's Rating" means, at any time, the Public Debt Rating issued by Moody's and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

     "S&P Rating" means, at any time, the Public Debt Rating issued by S&P and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

     "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

     The Applicable Margin, Applicable Facility Fee Rate and Applicable Utilization Fee Rate shall be determined in accordance with the foregoing table based on the Company's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this
Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody's Rating or no S&P Rating, Level V Status shall exist.

                                  SCHEDULE III

                                   LITIGATION

Jones, et al. v. R.R. Donnelley & Sons Co.

On November 25, 1996, a class action was brought against the Company in federal district court in Chicago, Illinois, on behalf of current and former African-American employees, alleging that the Company racially discriminated against them in violation of the Civil Rights Act of 1871, as amended, and the U.S. Constitution. The complaint seeks declaratory and injunctive relief, and asks for actual, compensatory, consequential and punitive damages in an amount not less than $500 million. The company settled that portion of Jones, et al. v. R.R. Donnelley & Sons Co., relating to claims arising in locations other than the closure of the Chicago catalog operations in 1993 without any admission of wrongdoing by the company. The issue remaining in the Jones case affects two classes certified by the trial court: a class consisting of African-American employees discharged in connection with the shutdown of the Chicago catalog operations, and a class consisting of African-American employees of the Chicago catalog operations after November 1992 who were other than permanent employees. On September 16, 2002, the Seventh Circuit Court of Appeals overturned a ruling by the trial court and held that a two year statute of limitations applies to the claims of these classes, which absent any other ruling would result in dismissal of the claims on the basis of timeliness. On May 19, 2003, the United States Supreme Court agreed to review the issue of the appropriate statute of limitations to apply and set the matter for argument in the 2003 term.

                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto (the "Standard Terms and Conditions") are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:    ________________________________________________

2.   Assignee:    ________________________________________________
                      [and is an Affiliate/of [identify Bank]/1/

3.   Borrower(s): R.R. Donnelley & Sons Company

4.   Agent:       Bank One, NA , as the administrative agent under the Credit
                  Agreement.


------------
/1/ Select as applicable.

                               Exhibit A - Page 1

5.   Credit Agreement:  The 364-Day Credit Agreement dated as of October 9, 2003 among R.R. Donnelley & Sons Company, the Banks party thereto, Bank One, NA as Administrative Agent, and the other agents party thereto.

6.   Assigned Interest:

-------------------------------------------------------------------------------------------------------------
                                  Aggregate Amount of            Amount of                 Percentage
      Facility Assigned            Commitment/Loans          Commitment/Loans              Assigned of
                                     for all Banks               Assigned*               Commitment/Loans/2/
-------------------------------------------------------------------------------------------------------------
         ___________/3/                    $                         $                      _______%
-------------------------------------------------------------------------------------------------------------
         ------------                      $                         $                      _______%
-------------------------------------------------------------------------------------------------------------
         ------------                      $                         $                      _______%
-------------------------------------------------------------------------------------------------------------


7.   Trade Date: ____________________/4/

Effective Date: ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:

                                         ASSIGNOR
                                         [NAME OF ASSIGNOR]


                                         By:___________________________________
                                            Title:


                                         ASSIGNEE
                                         [NAME OF ASSIGNEE]


                                         By:___________________________________
                                            Title:


------------

/2/ Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

/3/ Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment," "Term Loan Commitment,", etc.)

/4/ Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

                               Exhibit A - Page 2

[Consented to and]/5/ Accepted:

BANK ONE, NA, as Administrative Agent


By:______________________________
     Title:



[Consented to:]/6/



R.R. DONNELLEY SONS & COMPANY

By:________________________________

Name:______________________________

Title:_____________________________


------------

/5/ To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

/6/ To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.


                               Exhibit A - Page 3

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

     1.  Representations and Warranties.

         1.1. Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrowers, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrowers, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         1.2. Assignee. The Assignee (a) (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) agrees that from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) represents and warrants that it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (vii) represents and warrants that attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem


                                Exhibit A - Page 4
appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

     2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

                               Exhibit A - Page 5

                          ADMINISTRATIVE QUESTIONNAIRE

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                               Exhibit A - Page 6

              US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                               Exhibit A - Page 7

                                    EXHIBIT B

                           [FORM OF ASSUMPTION LETTER]

                                                     _____________________, ____



To the Banks parties to the
  364-Day Credit Agreement referred
  to below

Ladies and Gentlemen:

     Reference is made to the 364-Day Credit Agreement dated as of October 9, 2003 among R.R. Donnelley & Sons Company, the Banks named therein and Bank One, NA, as Administrative Agent for such Banks (as amended and in effect from time to time, the "364-Day Credit Agreement"). Terms defined in the 364-Day Credit Agreement and capitalized herein are used herein as defined therein.

     The undersigned, ___________ (the "Subsidiary"), a _________________
corporation, proposes to become a "Borrowing Subsidiary" under the 364-Day Credit Agreement, and accordingly agrees that from the date hereof it shall become a "Borrowing Subsidiary" under the 364-Day Credit Agreement and agrees that from the date hereof and until the payment in full of the principal of and interest on all Advances made to it under the 364-Day Credit Agreement and performance of all of its other obligations thereunder, and termination hereunder of its status as a "Borrowing Subsidiary" as provided below, it shall perform, comply with and be bound by each of the provisions of the 364-Day Credit Agreement which are stated to apply to the "Company", a "Borrowing Subsidiary" or a "Borrower". Without limiting the generality of the foregoing, that Subsidiary represents and warrants that: (i) each of the representations and warranties set forth in Sections 4(a), (b), (c) and (d) of the 364-Day Credit Agreement is hereby made by such Subsidiary on and as of the date hereof as if made on and as of the date hereof and as if such Subsidiary is the "Company", this Assumption Letter is the "Agreement" referenced therein and each
Note issued by such Borrowing Subsidiary is the "Note" referenced therein, and
(ii) it has heretofore received a true and correct copy of the 364-Day Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof.

     So long as the principal of and interest on all Advances made to the Subsidiary under the 364-Day Credit Agreement shall have been paid in full and all other obligations of the Subsidiary shall have been fully performed, the Subsidiary may by not less than five Business Days' prior notice to the Banks terminate its status as a "Borrowing Subsidiary."

     The Subsidiary irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Illinois state court or federal court of the United States of America sitting in Chicago, Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Assumption Letter, the 364-Day Credit Agreement or

                               Exhibit B - Page 1
the Notes, or for recognition or enforcement of any judgment, and the Subsidiary irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Illinois state court or, to the extent permitted by law, in such federal court. The Subsidiary agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Assumption Letter shall affect any right that any Bank or the Administrative Agent may otherwise have to bring any action or proceeding relating to this Assumption Letter, the 364-Day Credit Agreement or the Notes in the courts of any jurisdiction.

         The Subsidiary irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Assumption Letter, the 364-Day Credit Agreement or the Notes in any Illinois state or federal court. The Subsidiary irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         This Assumption Letter shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                               Exhibit B - Page 2

         IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Assumption Letter as of the date and year first above written.

                                          [NAME OF BORROWING SUBSIDIARY]



                                          By:________________________________
                                          Title:_____________________________


                                          Address for Notices under the 364-Day
                                          Credit Agreement:

                                          ____________________________________

                                          ____________________________________

                                          ____________________________________

                                          ____________________________________

                                          ____________________________________

Consented to:

R.R. DONNELLEY & SONS COMPANY


By:________________________________
Title:_____________________________

                               Exhibit B - Page 3

                                   EXHIBIT C-1

                             FORM OF COMMITTED NOTE

                                                             ____________, _____

         FOR VALUE RECEIVED, the undersigned, [R.R. DONNELLEY & SONS COMPANY, a Delaware corporation] [NAME OF APPLICABLE BORROWING SUBSIDIARY, a __________________ corporation] (the "Company"), PROMISES TO PAY to the order of
________________________ (the "Bank") for the account of its Applicable Lending Office on the Termination Date (or, if the Company has made the Term Loan Election, the Maturity Date) (each as defined in the 364-Day Credit Agreement referred to below) the aggregate principal amount of the Committed Advances made by the Bank to the Company pursuant to the 364-Day Credit Agreement dated as of October 9, 2003 among [the Company] [R.R. Donnelley & Sons Company], the Bank and certain other banks parties thereto, and Bank One, NA, as Administrative Agent for the Bank and such other banks (as amended or modified from time to time, the "364-Day Credit Agreement"); the terms defined therein being used herein as therein defined) outstanding on the Termination Date (or, if the Company has made the Term Loan Election, the Maturity Date).

         The Company promises to pay interest on the unpaid principal amount of each Committed Advance made to it from the date of such Committed Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the 364-Day Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Bank One, NA, as Administrative Agent, at the address specified pursuant to Article II of the 364-Day Credit Agreement, in same day funds. Each Committed Advance owing to the Bank by the Company pursuant to the 364-Day Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the Committed Notes referred to in, and is entitled to the benefits of, the 364-Day Credit Agreement. The 364-Day Credit Agreement, among other things, (i) provides for the making of Committed Advances by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Committed Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                              Exhibit C-1 - Page 1

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                                 [R.R. DONNELLEY & SONS COMPANY]
                                                 [NAME OF APPLICABLE BORROWING
                                                 SUBSIDIARY]

                                                 By:__________________________
                                                 Title:_______________________

                              Exhibit C-1 - Page 2

                       ADVANCES AND PAYMENTS OF PRINCIPAL

================================================================================
                                Amount of            Unpaid
   Date     Amount of         Principal Paid        Principal          Notation
             Advance            or Prepaid           Balance            Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                              Exhibit C-1 - Page 3

                                   EXHIBITC-2

                            FORM OF UNCOMMITTED NOTE

U.S. $_______________                                        ____________, _____


          FOR VALUE RECEIVED, the undersigned, [R.R. DONNELLEY & SONS COMPANY, a Delaware corporation] [NAME OF APPLICABLE BORROWING SUBSIDIARY, a __________________ corporation] (the "Company"), PROMISES TO PAY to the order of
________________________ (the "Bank") for the account of its Applicable Lending Office (as defined in the 364-Day Credit Agreement dated as of October 9, 2003 among [the Company] [R.R. Donnelley & Sons Company], the Bank and certain other banks parties thereto, and Bank One, NA, as Administrative Agent for the Bank and such other banks (as amended or modified from time to time, the "364-Day Credit Agreement"; the terms defined therein being used herein as therein defined) on _______________, 19__, the principal amount of U.S.$______________.

         The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

               Interest Rate: ____% per annum (calculated on the basis of a year of ____ days for the actual number of days elapsed).

               Interest Payment Date(s):

         Both principal and interest are payable in lawful money of the United States of America to Bank One, NA, for the account of the Bank, at the address specified pursuant to Article II of the 364-Day Credit Agreement, in same day funds.

         This Promissory Note is one of the Uncommitted Notes referred to in, and is entitled to the benefits of, the 364-Day Credit Agreement. The 364-Day Credit Agreement, among other things, contains provisions for acceleration of the maturity hereupon upon the happening of certain stated events.

         The Company waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                              Exhibit C-2 - Page 1

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                                 [R.R. DONNELLEY & SONS COMPANY]
                                                 [NAME OF APPLICABLE BORROWING
                                                 SUBSIDIARY]

                                                 By:___________________________
                                                 Title:________________________

                              Exhibit C-2 - Page 2

                                   EXHIBIT D-1

                          NOTICE OF COMMITTED BORROWING

Bank One, NA, as Administrative Agent
1 Bank One Plaza
Chicago, Illinois  60670

                                                             ____________, _____

Ladies and Gentlemen:

         The undersigned, ________________, refers to the 364-Day Credit Agreement dated as of October 9, 2003 (as amended, modified or supplemented from time to time, the "364-Day Credit Agreement", the terms defined therein being used herein as therein defined), among [the undersigned,] [R.R. Donnelley & Sons Company (the "Company")], certain Banks parties thereto and Bank One, NA, as Administrative Agent for such Banks, and notifies you, pursuant to Section 2.02 of the 364-Day Credit Agreement, that the undersigned requests a Committed Borrowing under the 364-Day Credit Agreement, and in that connection sets forth below the information relating to such Committed Borrowing (the "Proposed Committed Borrowing") as required by Section 2.02(a) of the 364-Day Credit
Agreement:

         (i) The Business Day of the Proposed Committed Borrowing is ____________, _____.

         (ii) The Type of Committed Advances comprising the Proposed Committed Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

         (iii) The currency for the Proposed Committed Borrowing is [Dollars] [type of Alternative Currency].

         (iv) The aggregate amount of the Proposed Committed Borrowing is $__________.

         (v) The Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Committed Borrowing is ______ month[s].

         The undersigned certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Committed Borrowing:

                  (a) the representations and warranties contained in subsections (a), (b), (c), (d), (e)(i), (f)(ii) and (g) through (o) of Section
4.01 of the 364-Day Credit Agreement are correct, before and after giving effect to the Proposed Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                              Exhibit D-1 - Page 1

         (b) no event has occurred and is continuing, or would result from the Proposed Committed Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

         (c) the aggregate principal amount (or, in the case of securities issued at a discount from the principal amount at maturity, the accreted amount) of indebtedness for borrowed money (after giving effect to the Proposed Committed Borrowing and the application of the proceeds thereof) of [the undersigned] [the Company] and its Subsidiaries does not exceed the maximum amount thereof presently authorized by [the undersigned's] [the Company's] Board of Directors.

                                                      Very truly yours,

                                                      [NAME OF BORROWER]


                                                      By:_______________________
                                                      Title:____________________

                              Exhibit D-1 - Page 2

                                   EXHIBIT D-2

                         NOTICE OF UNCOMMITTED BORROWING

Bank One, NA, as Administrative Agent
1 Bank One Plaza
Chicago, Illinois  60670

                                                             ____________, _____

Attention:  ____________________

Ladies and Gentlemen:

         The undersigned, _____________, refers to the 364-Day Credit Agreement, dated as of October 9, 2003 ( as amended, modified or supplemented from time to time, the "364-Day Credit Agreement", the terms defined therein being used herein as therein defined), among [the undersigned] [R.R. Donnelley & Sons Company (the "Company")], certain Banks parties thereto and Bank One, NA, as Administrative Agent for such Banks, and notifies you pursuant to Section 2.03 of the 364-Day Credit Agreement that the undersigned requests an Uncommitted Borrowing under the 364-Day Credit Agreement, and in that connection sets forth the terms on which such Uncommitted Borrowing (the "Proposed Uncommitted Borrowing") is requested to be made:

                  (A) Date:                       ____________________________
                  (B) Amount:                     $___________________________
                  (C) Type of Quote Requested/7/: Uncommitted
                                                  Borrowing Margin____________
                                                  Fixed Rate__________________

                  (D) Maturity Date:              ____________________________
                  Prepayment terms:               May [not] be prepaid,
                                                  [with] [without]penalty

                  Prepayment penalty:/8/          ____________________________
                  (E) Interest Payment Date(s):   ____________________________
                  (F) Borrower:                   ____________________________
                  (G) Other terms:


_____________________________
/7/ Select one.
/8/ Include if applicable.

                              Exhibit D-2 - Page 1

     The undersigned certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Uncommitted Borrowing:

     (a) the representations and warranties contained in subsections (a), (b),
(c), (d), (e)(i), (f)(ii) and (g) through (o) of Section 4.01 are correct, before and after giving effect to the Proposed Uncommitted Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

     (b) no event has occurred and is continuing, or would result from the Proposed Uncommitted Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

     (c) the aggregate principal amount (or, in the case of securities issued at a discount from the principal amount at maturity, the accreted amount) of indebtedness for borrowed money (after giving effect to the Proposed Uncommitted Borrowing and to the application of proceeds therefrom) of [the undersigned] [the Company] and its Subsidiaries does not exceed the maximum amount thereof presently authorized by the Board of Directors of [the undersigned] [the Company];

     The undersigned confirms that the Proposed Uncommitted Borrowing is to be made available to it in accordance with Section 2.03(a)(iv) of the 364-Day Credit Agreement.

                                        [NAME OF BORROWER]


                                        By:_________________________
                                        Title:______________________

                              Exhibit D-2 - Page 2

                                    EXHIBIT E

                  FORM OF NOTICE OF CONVERSION OR CONTINUATION

TO: Bank One, NA, as Administrative Agent (the "Administrative Agent") under that certain 364-Day Credit Agreement dated as of October 9, 2003 (the "364-Day Credit Agreement") by and among R.R. Donnelley & Sons Company (the "Company"), the Administrative Agent and the Banks parties thereto.

     Pursuant to the terms and conditions of the 364-Day Credit Agreement, this Notice of Conversion or Continuation ("Notice") represents the election of the Company to [insert one of the following]:

     /9/convert $__________ in aggregate principal amount of Base Rate Advances to Eurocurrency Rate Advances on __________, _____. The initial Interest Period for such Eurocurrency Rate Advances is requested to be a __________ (_____) month period. [and]/10/

     /11/convert $__________ in aggregate principal amount of Eurocurrency Rate Advances with a current Interest Period ending _____________ to Base Rate Advances on __________, _____.

     /12/continue as Eurocurrency Rate Advances $__________ in aggregate principal amount of presently outstanding Eurocurrency Rate Advances with a current Interest Period ending __________, for a _____ month period commencing on __________, _____.

     Unless otherwise defined herein, terms defined in the 364-Day Credit Agreement shall have the same meanings in this Notice.

Dated:  ____________, _____

                                              [NAME OF BORROWER]



                                              By:__________________________
                                              Title:_______________________

______________________
/9/ Use if converting Base Rate Advances to Eurocurrency Rate Advances. /10/ Use if converting only a portion of Eurocurrency Rate Advances and continuing the balance as Eurocurrency Rate Advances.
/11/ Use if converting Eurocurrency Rate Advances to Base Rate Advances. /12/ Use if continuing Eurocurrency Rate Advances.

                               Exhibit E - Page 1

                                    EXHIBIT F

                           COMMITMENT INCREASE CONSENT

     This Commitment Increase Consent (this "Assumption Agreement") among R.R. Donnelley & Sons Company (the "Borrower"), Bank One, NA, as Administrative Agent and __________ (the "Assuming Bank") is dated as of ______, ______. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Borrower, the Agent and certain Banks are party to that certain 364-Day Credit Agreement dated as of October 9, 2003 (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSUMPTION. Pursuant to Section 2.23 of the Credit Agreement, the Borrower has requested an increase in the aggregate Commitments and the Assuming Bank has agreed, pursuant to such request, to assume the rights and obligations of a Bank party to the Credit Agreement with a Commitment of $__________. Immediately upon giving effect to the execution and delivery of this Assumption Agreement, the Assuming Bank will be a Bank under the Credit Agreement with a Commitment in such amount, together with all the rights and obligations appurtenant thereto, including without limitation an obligation to make Committed Advances to the Borrower in an aggregate amount at any one time outstanding not exceeding the amount of its Commitment.

     3. CONDITIONS PRECEDENT. This Assumption Agreement shall become effective as of the Effective Date (defined below) when the Agent has received:

          (i) counterparts of this Assumption Agreement duly executed and delivered by each of the Borrower, the Agent and the Assuming Bank,

          (ii) a Committed Note in the amount of $________ duly executed by the Borrower payable to the order of the Assuming Bank, and

          (iii) a certificate of an officer of the Borrower confirming that the amount of the aggregate Commitments, after giving effect to the assumption, has been authorized by the Borrower's Board of Directors.

     4. EFFECTIVE DATE. The effective date of this Assumption Agreement (the "Effective Date") shall be ________, _______ or such other date as is specified by the Agent to the Assuming Bank.

     5. PAYMENT OBLIGATIONS. In consideration for the assumption of its rights and obligations hereunder, the Assuming Bank shall pay the Borrower and/or the other Banks under the Credit Agreement, on the Effective Date, the amounts specified by the Agent and agreed to by such parties. On and after the Effective Date, the Assuming Bank shall be entitled

                               Exhibit F - Page 1
to receive from the Agent all payments of principal, interest and fees and other amounts with respect to the interest assumed hereby. The Assuming Bank will promptly remit to the Agent for further distribution any interest on Committed Advances and fees received from the Agent which relate to the portion (if any) of the Commitment, Committed Advances or other obligations assumed by the Assuming Bank hereunder for periods prior to the Effective Date and not previously paid by the Assuming Bank to the Agent.

     6. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSUMING BANK. The Assuming Bank
(i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assuming Bank and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Consent, (ii) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Commitment Increase Consent by the Assuming Bank is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment hereto, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Credit Agreement and the Notes will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Agent and the Borrower harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Agent or the Borrower in connection with or arising in any manner from the Assuming Bank's non-performance of the obligations assumed under this Commitment Increase Consent, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assuming Bank is entitled to receive payments under the Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes.

     7. GOVERNING LAW. This Commitment Increase Consent shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     8. NOTICES. Notices shall be given under this Commitment Increase Consent in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment hereto.

     9. COUNTERPARTS; DELIVERY BY FACSIMILE. This Commitment Increase Consent may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Commitment Increase Consent shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Commitment Increase Consent.

                               Exhibit F - Page 2

     IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Commitment Increase Consent as of the date first above written.

                                           R.R. DONNELLEY & SONS COMPANY


                                           By:_________________________
                                           Title:______________________



                                           BANK ONE, NA, as Administrative Agent


                                           By:_________________________
                                           Title:______________________


Commitment:  $__________                   ____________________________,
                                           as Assuming Bank


                                           By:_________________________
                                           Title:______________________

                               Exhibit F - Page 3

                    Attachment to COMMITMENT INCREASE CONSENT

                        ADMINISTRATIVE INFORMATION SHEET

       Attach Assuming Bank's Administrative Information Sheet, which must include notice addresses for the Assuming Bank
                            (Sample form shown below)

                            ASSUMING BANK INFORMATION

Contact:
--------

Name:___________________________________     Telephone No.:_____________________
Fax No.:________________________________

Key Operations Contacts:
------------------------

Booking Installation:____________________ Booking Installation:______________ Name:____________________________________ Name:______________________________
Telephone No.:___________________________    Telephone No.:_____________________
Fax No.:_________________________________    Fax No.:___________________________
Telex No.:_______________________________    Telex No.:_________________________
Answerback:______________________________    Answerback:________________________

Payment Information:
--------------------

Name & ABA # of Destination Bank: ______________________________________________
________________________________________________________________________________

Account Name & Number for Wire Transfer: _______________________________________
                                       _________________________________________

Other Instructions: ____________________________________________________________
________________________________________________________________________________

Address for Notices for Assuming Bank: _________________________________________
-------------------------------------  _________________________________________
                                       _________________________________________

                               Exhibit F - Page 4

                              BANK ONE INFORMATION

   Assuming Bank will be called promptly upon receipt of the signed agreement.

Initial Funding Contract:                   Subsequent Operations Contact:
-------------------------                   ------------------------------

Name:_________________________________      Name:
Telephone No.: (312)                        Telephone No.: (312)
             -------------------------                   -----------------------
Fax No.: (312)                              Fax No.: (312)
        ------------------------------             -----------------------------

Initial Funding Standards:
--------------------------

Libor - Fund 2 days after rates are set.

Bank One Wire Instructions:                 Bank One, NA, ABA # 071000013
---------------------------                 BNF = 7521[_]7653/DES, Ref: _______

Address for Notices for Bank One:           1 Bank One Plaza
--------------------------------            Chicago, IL 60670
                                            Attn:  Agency Compliance Division,
                                                   Suite 0353
                                            Fax No. (312) 732-2038 or
                                                    (312) 732-4339

                               Exhibit F - Page 5

                                    EXHIBIT G

                        Opinion of Counsel to the Company

                                 October 9, 2003

To each of the Banks parties to
the "364-Day Credit Agreement" (as defined below), and to Bank One, NA, as Administrative Agent

         Re:   R.R. Donnelley & Sons Company

Ladies and Gentlemen:

         We have acted as counsel to R.R. Donnelley & Sons Company, a Delaware corporation (the "Company"), in connection with the 364-Day Credit Agreement of even date herewith (the "364-Day Credit Agreement") among the Company, the financial institutions parties thereto (the "Banks") and Bank One, NA, as Administrative Agent, and the transactions contemplated thereby.

         This opinion is furnished to you at the request of the Company pursuant to Section 3.01(a)(v) of the 364-Day Credit Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the 364-Day Credit Agreement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the 364-Day Credit Agreement and the promissory notes delivered on the date hereof to the Banks signatory to the 364-Day Credit Agreement (the "Notes").

         In rendering the opinions set forth herein, we have also examined originals or copies, certified to our satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Company, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Company, as we have deemed relevant or necessary as the basis for such opinions. We have relied as to factual matters upon, and assumed the accuracy of, such certificates, the representations and warranties of the Company made in the 364-Day Credit Agreement, and other statements, documents and records supplied to us by the Company, and we have assumed the genuineness of all signatures (other than signatures of officers of the Company) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         In rendering the opinions set forth herein, we have assumed that:

         (i) all the parties to the 364-Day Credit Agreement, other than the Company, are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions

                               Exhibit G - Page 1
of organization and have the requisite corporate power to enter into the 364-Day Credit Agreement; and

         (ii) the execution and delivery of the 364-Day Credit Agreement have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto other than the Company; the 364-Day Credit Agreement has been duly executed and delivered by all parties thereto and constitutes the valid and binding obligation of all parties thereto other than the Company, enforceable against such parties in accordance with its terms.

         Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

         1. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as currently conducted.

         2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the 364-Day Credit Agreement and the Notes. Such execution, delivery and performance:

               (a) have been duly authorized by all necessary and proper corporate action of the Company,

               (b) do not violate any provision of the certificate of incorporation or by-laws of the Company or require any approval of the Company's stockholders,

               (c) do not violate the General Corporation Law of the State of Delaware, any law or regulation of the State of Illinois (including, without limitation, any usury laws) or of the United States of America applicable to the Company,

               (d) do not contravene that certain Indenture dated as of November 1, 1990, between the Company and Citibank, N.A., as Trustee, or, to our knowledge, any other material agreement or instrument binding on the Company.

         3. The 364-Day Credit Agreement constitutes, and from and after the initial Committed Borrowing the Committed Notes will constitute, the valid and binding obligations of the Company, enforceable in accordance with their respective terms.

         4. No approval, consent or authorization of, or filing or registration with, any governmental department, agency or instrumentality is necessary for the Company's execution or delivery of the 364-Day Credit Agreement or the Notes, or for the Company's performance of any of the terms thereof.

         Our opinions above are subject to the following qualifications:

               (a) Our opinions relating to validity, binding effect and enforceability in Paragraph 3 above are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights

                               Exhibit G - Page 2
generally. In addition, our opinions relating to enforceability in paragraph 3 above are subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts. In applying principles of equity referred to in clause (i) above, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial. Such principles applied by a court might include a requirement that a creditor act reasonably and in good faith.

               (b) Certain remedial and waiver provisions of the 364-Day Credit Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the 364-Day Credit Agreement; however, the unenforceability of such provisions may result in delays in the enforcement of the Administrative Agent's and the Banks' rights and remedies under the 364-Day Credit Agreement (and we express no opinion as to the economic consequences, if any, of such delays).

               (c) We express no opinion as to the effect of the compliance or noncompliance of the Administrative Agent or any of the Banks with any state or federal laws or regulations applicable to the Administrative Agent or any of the Banks because of the Administrative Agent's or any of the Banks' legal or regulatory status, the nature of the business of the Administrative Agent or any of the Banks or the qualification of any such party to conduct business in any jurisdiction.

         The foregoing opinions are limited to the laws of the United States, the State of Illinois and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

         Whenever in this opinion reference is made to our knowledge, such reference is to the conscious awareness of [insert appropriate names] of information regarding factual matters. With respect to such matters, such persons have not, with your express permission and consent, undertaken any investigation or inquiry either of other lawyers, files maintained by the firm, or officers or employees of the Company or any of its Subsidiaries (including without limitation the Borrowing Subsidiary). The reference to "conscious awareness" as used in this paragraph has the meaning given that phrase in the Third-Party Legal Opinion Report, Including the Legal Opinion Accord, of the Section of Business Law, American Bar Association, 47 Bus. Law. 167, 192 (1991). The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the 364-Day Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof to each party that becomes a Bank after the date hereof pursuant to the 364-Day Credit Agreement, and such parties may rely on this opinion as if it had been originally addressed to them.

         We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 4. The opinions expressed above are based solely on facts, laws and regulations existing and in effect on the date hereof, and we assume no

                               Exhibit G - Page 3
obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained in this opinion.


                                                  Very truly yours,

                               Exhibit G - Page 4

                                   CERTIFICATE

         I, ___________________, am the _____________ ___________________ of
R.R. Donnelley & Sons Company, a Delaware corporation (the "Company"). The Company is entering into the 364-Day Credit Agreement dated as of October 9, 2003 among the Company, the banks party thereto ("Banks") and Bank One, NA, as Administrative Agent ("Administrative Agent") for such Banks (the "364-Day Credit Agreement").

         The 364-Day Credit Agreement requires that [name of law firm] issue a legal opinion to the Administrative Agent and the Banks. In connection with such legal opinion, the Company certifies to [name of law firm] that:

         1. Not more than twenty-five percent (25%) of the value of the assets subject to any "arrangement" (as such term is used in Section 221.2(g)(1) of Regulation U of the Board of Governors of the Federal Reserve System) under the 364-Day Credit Agreement is represented by "margin stock" (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

         2. The Company has not granted to the Administrative Agent or the Banks any direct security for the Company's obligations to the Administrative Agent and the Banks under the 364-Day Credit Agreement.

         3. There is no material agreement or instrument binding on the Company that governs or evidences indebtedness for borrowed money or would affect the Company's ability to perform its obligations under the 364-Day Credit Agreement or the Notes, except:

         a._______________________

         b._______________________

         c._______________________


                                                     [COMPANY]


                                                     By:________________________
                                                     Title:_____________________

Dated:_____________________

                               Exhibit G - Page 5

                                    EXHIBIT H

                  Opinion of Counsel to a Borrowing Subsidiary

                                     [Date]

To each of the Banks parties to
the "364-Day Credit Agreement" (as defined below), and to Bank One, NA, as Administrative Agent

         Re:  [Borrowing Subsidiary]

Ladies and Gentlemen:

         We have acted as counsel to R.R. Donnelley & Sons Company, a Delaware corporation (the "Company") and __________________, a ___________ corporation and Subsidiary of the Company (the "Borrowing Subsidiary"), in connection with the 364-Day Credit Agreement dated as of October 9, 2003 (as the same has been or may be amended, modified or supplemented, the "364-Day Credit Agreement") among the Company, the financial institutions parties thereto (the "Banks") and Bank One, NA, as Administrative Agent, and the transactions contemplated thereby.

         This opinion is furnished to you at the request of the Company pursuant to Section 3.02(e) of the 364-Day Credit Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the 364-Day Credit Agreement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the 364-Day Credit Agreement, the Assumption Letter of even date herewith executed by the Borrowing Subsidiary and delivered to the Banks (the "Assumption Letter") and the promissory notes executed by the Borrowing Subsidiary on the date hereof and delivered to the Banks (the "Notes").

         In rendering the opinions set forth herein, we have also examined originals or copies, certified to our satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Company and the Borrowing Subsidiary (including the certificate attached hereto (the "Certificate")), and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Company and the Borrowing Subsidiary, as we have deemed relevant or necessary as the basis for such opinions. We have relied as to factual matters upon, and assumed the accuracy of, such certificates, the representations and warranties of the Company and the Borrowing Subsidiary made (or deemed made) in the 364-Day Credit Agreement and the Assumption Letter, and other statements, documents and records supplied to us by the Company and the Borrowing Subsidiary, and we have assumed the genuineness of all signatures (other than signatures of officers of the Borrowing Subsidiary) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                               Exhibit H - Page 1

         In rendering the opinions set forth herein, we have assumed that:

         (i) all the parties to the 364-Day Credit Agreement and the Assumption Letter, other than the Borrowing Subsidiary, are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power to enter into the 364-Day Credit Agreement and the Assumption Letter; and

         (ii) the execution and delivery of the 364-Day Credit Agreement have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto; the 364-Day Credit Agreement has been duly executed and delivered by all parties thereto and constitutes the valid and binding obligation of all parties thereto, other than the Borrowing Subsidiary, enforceable against such parties in accordance with its terms.

         Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

         1. The Borrowing Subsidiary has been duly organized and is validly existing and in good standing under the laws of _____________. The Borrowing Subsidiary has the requisite corporate power and authority to conduct its business as currently conducted.

         2. The Borrowing Subsidiary has the requisite corporate power and authority to execute, deliver and perform its obligations under the Assumption Letter, the 364-Day Credit Agreement and the Notes. Such execution, delivery and performance:

            (a) have been duly authorized by all necessary and proper corporate action of the Borrowing Subsidiary,

            (b) do not violate any provision of the certificate of incorporation or by-laws of the Borrowing Subsidiary or require any approval of the Borrowing Subsidiary's stockholders,

            (c) will not violate any law or regulation of ____________, the State of Illinois (including, without limitation, any usury laws) or of the United States of America applicable to the Borrowing Subsidiary, and

            (d) do not contravene any agreement set forth on the Certificate, or, to our knowledge, any other material agreement or instrument binding on the Borrowing Subsidiary.

         3. The Assumption Letter constitutes, and from and after the initial Committed Borrowing to the Borrowing Subsidiary, the Notes will constitute, the valid and binding obligations of the Borrowing Subsidiary, enforceable in accordance with their respective terms.

         4. No approval, consent or authorization of, or filing or registration with, any governmental department, agency or instrumentality is necessary for the Borrowing Subsidiary's execution or delivery of the Assumption Letter or the Notes, or for the Borrowing Subsidiary's performance of any of the terms thereof.

         Our opinions above are subject to the following qualifications:

                               Exhibit H - Page 2

                  (a) Our opinions relating to validity, binding effect and enforceability in Paragraph 3 above are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally. In addition, our opinions relating to enforceability in paragraph 3 above are subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts. In applying principles of equity referred to in clause (i) above, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial. Such principles applied by a court might include a requirement that a creditor act reasonably and in good faith.

                  (b) Certain remedial and waiver provisions of the 364-Day Credit Agreement applicable to the Borrowing Subsidiary pursuant to the Assumption Letter may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Assumption Letter; however, the unenforceability of such provisions may result in delays in the enforcement of the Administrative Agent's and the Banks' rights and remedies under the Assumption Letter (and we express no opinion as to the economic consequences, if any, of such delays).

                  (c) We express no opinion as to the effect of the compliance or noncompliance of the Administrative Agent or any of the Banks with any state or federal laws or regulations applicable to the Administrative Agent or any of the Banks because of the Administrative Agent's or any of the Banks' legal or regulatory status, the nature of the business of the Administrative Agent or any of the Banks or the qualification of any such party to conduct business in any jurisdiction.

         The foregoing opinions are limited to the laws of the United States, the State of Illinois and the corporate law of [jurisdiction where the Borrowing Subsidiary is incorporated] and we express no opinion with respect to the laws of any other state or jurisdiction.

         Whenever in this opinion reference is made to our knowledge, such reference is to the conscious awareness of [insert appropriate names] of information regarding factual matters. With respect to such matters, such persons have not, with your express permission and consent, undertaken any investigation or inquiry either of other lawyers, files maintained by the firm, or officers or employees of the Company or any of its Subsidiaries (including without limitation the Borrowing Subsidiary). The reference to "conscious awareness" as used in this paragraph has the meaning given that phrase in the Third-Party Legal Opinion Report, Including the Legal Opinion Accord, of the Section of Business Law, American Bar Association, 47 Bus. Law. 167, 192 (1991).

         The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the 364-Day Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof to each party that becomes a Bank after the date hereof pursuant to the 364-Day Credit

                               Exhibit H - Page 3

Agreement, and such parties may rely on this opinion as if it had been originally addressed to them.

         We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 4. The opinions expressed above are based solely on facts, laws and regulations existing and in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained in this opinion.

                                                          Very truly yours,

                               Exhibit H - Page 4

                                   CERTIFICATE

         I, ___________________, am the _____________ ___________________ of
[Borrowing Subsidiary], a __________ corporation (the "Borrowing Subsidiary"). The Borrowing Subsidiary is entering into an Assumption Letter dated as of _____________, 20__, pursuant to which it will become a party to the 364-Day Credit Agreement dated as of October 9, 2003 among R.R. Donnelley & Sons Company (the "Company"), the banks party thereto ("Banks") and Bank One, NA, as Administrative Agent ("Administrative Agent") for such Banks (the "364-Day Credit Agreement").

         The 364-Day Credit Agreement requires that [name of law firm] issue a legal opinion to the Administrative Agent and the Banks. In connection with such legal opinion, the Company certifies to [name of law firm] that:

         1. Not more than twenty-five percent (25%) of the value of the assets subject to any "arrangement" (as such term is used in Section 221.2(g)(1) of Regulation U of the Board of Governors of the Federal Reserve System) under the 364-Day Credit Agreement is represented by "margin stock" (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

         2. The Borrowing Subsidiary has not granted to the Administrative Agent or the Banks any direct security for the Company's or the Borrowing Subsidiary's obligations to the Administrative Agent and the Banks under the 364-Day Credit Agreement.

         3. There is no material agreement or instrument binding on the Borrowing Subsidiary that governs or evidences indebtedness for borrowed money or would affect the Borrowing Subsidiary's ability to perform its obligations under the Assumption Letter, the 364-Day Credit Agreement or the Notes, except:

         a._______________________

         b._______________________

         c._______________________


                                                         [BORROWING SUBSIDIARY]



                                                         By:____________________
                                                         Title:_________________
Dated:_____________________

                               Exhibit H - Page 5